                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                           ARCHIBALD CANDY CORPORATION
                          10 1/4% SENIOR NOTES DUE 2004

                                LOCK-UP AGREEMENT

     This Lock-Up Agreement (this "Agreement"), dated as of June 12, 2002, is entered into by and among Archibald Candy Corporation, an Illinois corporation (the "Company"), and the undersigned holders of 10 1/4 % Senior Notes due 2004 (each a "Consenting Holder" and collectively, the "Consenting Holders").

     WHEREAS, each of the Consenting Holders is a beneficial owner (and/or an agent, advisor, affiliate, manager or other authorized representative of a beneficial owner or owners) of the Company's 10 1/4 % Senior Notes due 2004 (the "Notes") issued under the indenture between the Company and The Bank of New York, as trustee (the "Indenture");

     WHEREAS, the Company and the Consenting Holders have engaged in good-faith negotiations toward a consensual restructuring of the Company's financial affairs, including the Notes (the "Restructuring");

     WHEREAS, the Company and the Consenting Holders have agreed upon the terms and conditions of the Restructuring as set forth in the Plan of Reorganization attached hereto as Exhibit "A" (the "Proposed Plan");

     WHEREAS, to implement the Restructuring, the Company intends to commence a voluntary case under chapter 11 (the "Chapter 11 Case") of title 11 of the United States Code (the "Bankruptcy Code") and contemporaneously to file in the Bankruptcy Court a plan of reorganization substantially in the form of the Proposed Plan (such plan, as modified, unless in violation of Section 9(iii) hereof, the "Definitive Plan");

     WHEREAS, each of the Consenting Holders intends to support a plan of reorganization substantially in the form of the Proposed Plan and to vote its claims arising from the Notes (the "Claims") to accept such a plan;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each Consenting Holder severally (and neither jointly nor jointly and severally) hereby agree as follows:

     1. SUPPORT OF PLAN. So long as no Termination Event (as defined below) shall have occurred (or, if a Termination Event shall have occurred but been waived in accordance herewith, until such waiver is no longer effective) (the period from the date hereof until such date being hereinafter referred to as, the "Lock-Up Period"), each Consenting Holder (i) will take all commercially reasonable actions to support confirmation of the Definitive Plan, (ii) agrees that, when solicited after receipt of a disclosure statement approved in the Chapter 11 Case (the "Disclosure Statement'), it shall timely vote (including, if necessary, instructing custodial agents to vote) the full amount of its Claims to accept the Definitive Plan and not revoke or withdraw such vote except as provided herein, (iii) shall not object to confirmation of

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the Definitive Plan or support any such objection by a third party or otherwise commence any proceeding to oppose or alter the Definitive Plan or any other reorganization documents containing terms that are consistent with the Proposed Plan, and (iv) shall not vote for, consent to, support or participate in the formulation of any other plan of reorganization or liquidation proposed or filed or to be proposed or filed in any chapter 11 case or chapter 7 case commenced in respect to the Company, provided that the Company files and is supporting the Definitive Plan. Nothing contained herein shall limit the ability of any Consenting Holder to consult with the Company during the Chapter 11 Case or to appear and be heard at any hearing related to the Chapter 11 Case, so long as such consultation or appearance is not inconsistent with the Consenting Holder's obligations hereunder or with the terms of the Definitive Plan.

     2. RESTRICTION ON TRANSFER. Each Consenting Holder hereby agrees that, during the Lock-Up Period, it shall not sell, transfer or assign (i) any of the Notes or (ii) any Claims, or any option thereon or right of interest therein, unless the transferee agrees in writing to be bound by all the terms of this Agreement. The transferee shall execute a counterpart signature page of this Agreement, which the Consenting Holder shall immediately deliver to the Company, PROVIDED, HOWEVER, that if the transferee has already executed a signature page pursuant to this Section 2, the transferee shall be deemed bound by this Agreement as to any Notes and Claims acquired pursuant to such a transfer and shall not be required to execute an additional signature page. If, at any time, a Consenting Holder or other signatory to this Agreement shall have sold, conveyed, assigned or otherwise transferred all of its interest in the Notes and the Claims in accordance with this Section 2, such Consenting Holder or signatory shall be relieved of any obligation hereunder. If such Consenting Holder or other signatory shall subsequently reacquire any interest in the Notes or the Claims, such Consenting Holder or signatory shall be deemed bound by this Agreement.

     3. FURTHER ACQUISITION OF SECURITIES. This Agreement shall in no way be construed to preclude the Consenting Holders from acquiring any other securities of the Company or claims against the Company whether they be Notes, Claims, or otherwise; PROVIDED, HOWEVER, that any such additional securities or claims shall, upon acquisition by a Consenting Holder, automatically become subject to all the terms of this Agreement. Each Consenting Holder agrees that it will vote (or cause to be voted) any such additional securities or claims in favor of the Definitive Plan in accordance with the terms hereof.

     4. ACKNOWLEDGMENT. This Agreement is not and shall not be deemed to be a solicitation for consents to the Definitive Plan. The Company acknowledges and agrees that (i) the Indenture and all instruments and documents executed in connection therewith constitute valid and binding agreements of the Company and
(ii) the Company does not possess and will not assert any claim, counterclaim, setoff or defense of any kind or nature (other than the filing of the Chapter 11
Case), which would in any way reduce or affect the absolute and unconditional obligation of the Company to pay all of the obligations arising from the Notes.

     5.   COMPANY AGREEMENTS.

          i. The Company hereby agrees (a) to negotiate with the Consenting Holders in good faith any changes or alterations to the Proposed Plan and, prior to filing the Definitive Plan, to submit the Definitive Plan to the Consenting Holders for their

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     approval, (b) to use commercially reasonable efforts to commence the
     Chapter 11 Case on or prior to June 14, 2002, (c) to use commercially reasonable efforts to file the Definitive Plan and Disclosure Statement no later than June 30, 2002, (d) to use commercially reasonable efforts to obtain an order of the Bankruptcy Court confirming the Definitive Plan no later than August 31, 2002, and (e) to use commercially reasonable efforts to consummate the restructuring contemplated by the Definitive Plan as expeditiously as possible under the Bankruptcy Code and Federal Rules of Bankruptcy Procedure, but in any event no later than September 30, 2002.

          ii. The Company further agrees (a) to consult with the Consenting Holders prior to taking any significant action in the Chapter 11 Case, including any action likely (1) to affect the Definitive Plan or (2) substantially to delay the confirmation or consummation thereof, including, without limitation, to delay approval of the Disclosure Statement and (b) to the extent practicable, to provide the Consenting Holders with all material pleadings, motions, orders, agreements or other documents to be filed in the Chapter 11 Case with the Bankruptcy Court having jurisdiction in the Chapter 11 Case.

     6. CONSENTING NOTEHOLDER AGREEMENT. Each of the Consenting Noteholders agrees (i) to support, and not to object to, the assumption by the Debtors of that certain employment agreement between the Company and Ted A. Shepherd dated June 5, 2002 and (ii) to execute, on or before the Effective Date of the Definitive Plan, a release substantially in the form of Exhibit B hereto (the "Consenting Noteholders' Release"), PROVIDED THAT, each specifically named party released under the Consenting Noteholders' Release shall execute a release substantially in the form of Exhibit C hereto, and PROVIDED FURTHER that no release shall be effective until the Effective Date of the Definitive Plan.

     7. DISCLOSURE OF INDIVIDUAL HOLDINGS. Unless the Company is required by applicable law or regulation (including, without limitation, the Bankruptcy Code and the United States securities laws and any rules or regulations of the Securities and Exchange Commission) or court order, which law, regulation or order may require disclosure of the following, the Company may not disclose any Consenting Holder's individual holdings of Notes without the prior written consent of the Consenting Holder whose individual holdings are to be disclosed. The foregoing shall not prohibit the Company from disclosing the approximate aggregate amount of Notes as a group, whether or not such disclosure is required by law, regulation or court order.

     8. IMPACT OF APPOINTMENT TO CREDITORS' COMMITTEE. Notwithstanding anything herein to the contrary, in the event that any Consenting Holder is appointed to and serves on a committee of creditors in the Chapter 11 Case, the terms of this Agreement shall not be construed so as to limit such Consenting Holder's exercise in its sole discretion of its fiduciary duties to any person arising from its serving on that committee of creditors, and any such exercise in the sole discretion of such Consenting Holder of such fiduciary duties arising from its serving on that committee of creditors shall not be deemed to constitute a breach of the terms of this Agreement (but the fact of such service on such committee shall not otherwise affect the continuing validity or enforceability of this Agreement). The foregoing shall not modify or limit the obligations of the Consenting Holders to vote their individual holdings of Notes and Claims and take any other actions required under this Agreement.

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     9.   TERMINATION. The obligations of each Consenting Holder hereunder shall automatically terminate and have no further force and effect upon the fifth day following the Company's receipt of written notice of such termination following the occurrence of any one of the following events (each, a "Termination Event"):

          i. the Company shall not have commenced the Chapter 11 Case on or before June 14, 2002, or such later date as the Company and Consenting Holders holding not less than 66 2/3% of the principal amount of the Notes (a "Consenting Holder Threshold") have mutually agreed in writing;

          ii. the Company shall not have filed the Definitive Plan and Disclosure Statement by June 30, 2002, or such later date as the Company and the Consenting Holder Threshold have mutually agreed in writing;

          iii. the Company shall file the Definitive Plan with the Bankruptcy Court without the approval of the Consenting Holder Threshold, or the Definitive Plan shall have been altered to provide for terms or provisions materially inconsistent, as determined in the sole reasonable judgment of the Consenting Holder Threshold, with the approved Definitive Plan;

          iv. the Company shall file a plan of reorganization materially inconsistent, as determined in the sole reasonable judgment of the Consenting Holder Threshold, with the Proposed Plan or the Definitive Plan;

          v. the Bankruptcy Court shall not have confirmed the Definitive Plan on or before August 31, 2002, or such later date as the Company and the Consenting Holder Threshold have mutually agreed in writing;

          vi. the Definitive Plan shall not have become effective on or before September 30, 2002, or such later date as the Company and the Consenting Holder Threshold have mutually agreed in writing;

          vii. the Company shall have filed any motion or other pleading, or otherwise shall have brought any action or proceeding, challenging or objecting to the Claims of any Consenting Holder or otherwise seeking recovery from, or injunctive relief against, a Consenting Holder (other than with respect to any alleged or actual breach of this Agreement);

          viii. an examiner with expanded powers or a trustee shall have been appointed in the Chapter 11 Case, or the Chapter 11 Case shall have been dismissed or converted to a case under chapter 7 of the Bankruptcy Code;

          ix. the Company shall withdraw or revoke the Definitive Plan, or the Company shall publicly announce its intention not to pursue the Definitive Plan;

          x. the Company shall have materially breached any of its obligations or failed to satisfy any of the terms and conditions of this Agreement in any material respect;

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          xi.   failure to obtain, by June 14, 2002, the signature to this
     Lock-Up Agreement by holders of at least 66 2/3% of the outstanding principal amount of the Notes.

     If any Termination Event occurs (and has not been waived in writing) at a time when permission of the Bankruptcy Court is required for a Consenting Holder to change or withdraw (or to cause to change or withdraw) its votes to accept the Definitive Plan, the Company (i) shall not oppose any attempt by a Consenting Holder to change or withdraw, or to cause to change or withdraw, its votes at that time and (ii) shall not assert, or support any assertion by a third party, that any Consenting Holder shall be required to obtain relief from the automatic stay from the Bankruptcy Court in order for such Consenting Holder to change or withdraw, or to cause to change or withdraw, its votes at that time.

     10. RESERVATION OF RIGHTS. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in a any manner waive, limit, impair or restrict the ability of the Consenting Holders to protect and preserve their rights, remedies and interests, including, without limitation, the Claims and any other claims against the Company.

     11.  REPRESENTATIONS.

          i. Each of the Consenting Holders represents that it is the beneficial owner (and/or agent, advisor, affiliate, manager or other authorized representative of the beneficial owner or owners) of the principal amount of Notes listed adjacent to its signature on this Agreement.

          ii. Each signatory to this Agreement represents that it has been duly authorized or empowered to execute and deliver this Agreement on behalf of the Company or a Consenting Holder.

     12. AMENDMENTS. This Agreement may not be modified, amended or supplemented, and no Termination Event may be waived, except in a writing signed by the Company and a Consenting Holder Threshold.

     13. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction under applicable law shall, as to such jurisdiction or under such applicable law, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     14. BINDING OBLIGATION. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and each of their respective successors, assigns, heirs, executors, administrators, and representatives.

     15. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any conflict of laws provision that would require the application of the law of any other jurisdiction.

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     16.  COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

                                                                  EXECUTION COPY

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized representative as of the date first above written.


                                  ARCHIBALD CANDY CORPORATION


                                  By:  /s/ Ted Shepherd
                                     ------------------------------------
                                  Name: Ted A. Shepherd
                                  Title: President and Chief Executive Officer

NOTEHOLDERS:

                                  MASSACHUSETTS MUTUAL LIFE
                                  INSURANCE COMPANY

ADDRESS:                          By:  /s/ Steven J. Katz
                                     ------------------------------------
                                     Name:  Steven J. Katz
MASS MUTUAL                          Title: Second Vice President and
C/O D.L. BABSON & Co.                       Associate General Counsel
1500 Main Street
Suite 2800
Springfield, MA 01115
Attn:  Steven J. Katz
Telephone: 413-226-1059
Fax: 413-226-2059


                                  MASSMUTUAL/DARBY CBO LLC
                                  By: MassMutual/Darby CBO IM, Inc. as
                                      LLC Manager

ADDRESS:                          By:  /s/ Mark Ackerman
                                     ------------------------------------
                                     Name:  Mark Ackerman
Same as above                        Title: Vice President


                                  MASSMUTUAL HIGH YIELD
                                  PARTNERS II, LLC
                                  By: HYP Management, Inc.
                                      As Managing Member

ADDRESS:                          By:  /s/ Mark Ackerman
                                     ------------------------------------
                                  Name:  Mark Ackerman
Same as above                     Title: Vice President

                                  SAAR HOLDINGS CDO LIMITED
                                  By: Mass Mutual Life Insurance Co.,
                                      As Collateral Manager

ADDRESS:                          By:  /s/ Steven J. Katz
                                     ------------------------------------
                                     Name:  Steven J. Katz
Same as above                        Title: Second Vice President and
                                            Associate General Counsel


                                  PERSEUS CDO I, LIMITED
                                  By:  Mass Mutual Life Insurance Co. as
                                       Portfolio Manager

                                  By:  /s/ Steven J. Katz
                                     ------------------------------------
ADDRESS:                             Name:  Steven J. Katz
                                     Title: Second Vice President and
                                            Associate General Counsel
Same as above


                                  MASSMUTUAL GLOBAL CBO I,
                                  LIMITED
                                  By: Mass Mutual Life Insurance Co.
                                      As Collateral Manager

ADDRESS:                          By:  /s/ Steven J. Katz
                                     ------------------------------------
                                     Name:  Steven J. Katz
Same as above                        Title: Second Vice President and
                                            Associate General Counsel

                                  SIMSBURY CLO, LIMITED
                                  By: Mass Mutual Life Insurance Co.
                                      As Collateral Manager

ADDRESS:                          By:  /s/ Steven J. Katz
                                     ------------------------------------
                                     Name:  Steven J. Katz
Same as above                        Title: Second Vice President and
                                            Associate General Counsel

                                  MASSMUTUAL CORPORATE VALUE
                                  PARTNERS LIMITED
                                  By: Mass Mutual Life Insurance Co.
                                      As Investment Manager

ADDRESS:                          By:  /s/ Steven J. Katz
                                     ------------------------------------
                                     Name:  Steven J. Katz
Same as above                        Title: Second Vice President and
                                            Associate General Counsel

                                  BARCLAYS BANK PLC

ADDRESS:                          By:  /s/ Steven J. Landzberg
                                     ------------------------------------
                                     Name:  Steven J. Landzberg
Barclays Bank PLC                    Title: Director
222 Broadway Avenue, 10th Floor
New York, New York 10038

                                  DELAWARE STREET CAPITAL, L.L.C.

ADDRESS:                          By:  /s/ Andrew G. Bluhm
                                     ------------------------------------
                                     Name:  Andrew G. Bluhm
900 N. Michigan Avenue               Title: Managing Partner
Chicago, IL 60611
Phone: (312)915-2842
Fax: (312)915-3053

                                  CREDIT SUISSE ASSET MANAGEMENT, LLC
                                  AS AGENT FOR THE ATTACHED LIST OF THIRTY-THREE BENEFICIAL OWNERS HOLDING AN AGGREGATE $12,205,500 FACE AMOUNT ARCHIBALD CANDY
                                  10.25% SENIOR NOTES.

ADDRESS:                          By:  /s/ Philip L. Schantz
                                     ------------------------------------
                                  Name:  Philip L. Schantz
15th Floor                        Title: Director
466 Lexington Avenue
New York, NY 10017-3140

CSAM-SYDNEY CSAM HIGH GRADE BOND FUND
POLICEMEN & FIREMEN RETIRE SYSTEM--DETROIT
DIOCESE OF BUFFALO FIXED
EXIDE CORP MASTER RETIREMENT TR--FIXED
FIARFAX CTY URS - FIXED INCOME PORTFOLIO
CREDIT SUISSE ASSET MANAGEMENT INCOME FD
PUBLIC EMPLOYEES RETIREMENT SYS OF IDAHO
MEDIOLANUM TOP MANAGERS GLOBAL HY FUND
NESTLE USA
CITY OF NEW YORK EMP RET SYS HIGH YIELD
CITY OF NEW YORK POLICE PEN FD HIGH YLD C
ITY OF NEW YORK TEACHER'S RETIREMENT SYSTEM
NORTHWESTERN UNIVERSITY
HYP--FONDS (NY)
PE CORPORATION (NY)
CREDIT SUISSE INSTITUTIONAL U.S. CORE
CREDIT SUISSE INSTITUTIONAL HIGH YIELD
NABISCO FOODS
RJR TOBACCO CO--DOMESTIC HIGH YIELD
SAKS FIFTH AVENUE PENSION PLAN
SEI GLOBAL - HIGH YIELD FIXED INCOME
UNITED PARCEL SERVICE RETIREMENT PLAN
MATSUSHITA ELECTRIC EMP. PENSION PLAN
UNIVERSITY OF MARYLAND
NORTHROP GRUMMAN CORP--HY PORTFOLIO
TOYOTA MOTOR EMPLOYEES PENSION
CREDIT SUISSE FIXED INCOME FUND
CS GLOBAL CORE PLUS FIXED INCOME MOTHER
CREDIT SUISSE HIGH YIELD BOND FUND
DIOCESE OF BUFFALO
DIOCESE OF BUFFALO
WESTMORELAND COUNTY
CS GLOBAL FIXED INCOME FUND

                                  CSAM HY FOCUS

ADDRESS:                          By:  /s/ David H. Lerner
                                     ------------------------------------
                                     Name:  David H. Lerner
466 Lexington Avenue, 14th Floor     Title: Authorized Signatory
New York, NY 10017


                                  BEACBO-1

ADDRESS:                          By:  /s/ David H. Lerner
                                     ------------------------------------
                                     Name:  David H. Lerner
Same as above                        Title: Authorized Signatory


                                  BEACBO-2

ADDRESS:                          By:  /s/ David H. Lerner
                                     ------------------------------------
                                     Name:  David H. Lerner
Same as above                        Title: Authorized Signatory

                                  DEBT STRATEGIES FUND, INC.

ADDRESS:                          By:  /s/ Michael A. Brown
                                     ------------------------------------
                                     Name:  Michael A. Brown
800 Scudders Mill Road-Section 1B    Title: Authorized Signatory
Plainsboro, New Jersey 08536


                                  MASTER U.S. HIGH YIELD TRUST

ADDRESS:                          By:  /s/ Michael A. Brown
                                     ------------------------------------
                                     Name:  Michael A. Brown
Same as above                        Title: Authorized Signatory


                                  MERRILL LYNCH VARIABLE SERIES
                                    FUND, INC. - MERRILL LYNCH
                                    HIGH CURRENT INCOME FUND

ADDRESS:                          By:  /s/ Michael A. Brown
                                     ------------------------------------
                                     Name:  Michael A. Brown
Same as above                        Title: Authorized Signatory


                                  MERRILL LYNCH GLOBAL  CURRENCY
                                    BOND SERIES - U.S.
                                    HIGH YIELD PORTFOLIO
ADDRESS:                          By: Merrill Lynch Investment
                                      Managers, L.P. as Investment Advisor

                                  By:  /s/ Michael A. Brown
                                     ------------------------------------
                                     Name:  Michael A. Brown
Same as above                        Title: Authorized Signatory

                                  PUTNAM HIGH YIELD TRUST
                                  PUTNAM HIGH YIELD ADVANTAGE FUND
                                  PUTNAM VARIABLE TRUST--PUTNAM VT
                                    HIGH YIELD TRUST
                                  PUTNAM MASTER INCOME TRUST
                                  PUTNAM PREMIER INCOME TRUST
                                  PUTNAM MASTER INTERMEDIATE
                                    INCOME TRUST
                                  PUTNAM DIVERSIFIED INCOME TRUST
                                  PUTNAM FUNDS TRUST--PUTNAM HIGH
                                    YIELD TRUST II
                                  PUTNAM MANAGED HIGH YIELD TRUST
                                  PUTNAM STRATEGIC INCOME FUND
                                  PUTNAM VARIABLE TRUST--PUTNAM VT
                                    DIVERSIFIED INCOME FUND
                                  TRAVELERS SERIES FUND, INC.--PUTNAM
                                    DIVERSIFIED INCOME PORTFOLIO
ADDRESS:                          By: Putnam Investment Management, LLC

                                  By:  /s/  John R. Verani
                                     ------------------------------------
                                     Name:  John R. Verani
                                     Title: Senior Vice President

                                  PUTNAM HIGH YIELD MANAGED TRUST
                                  PUTNAM HIGH YIELD FIXED IMCOME
                                    FUND, LLC
ADDRESS:                          By: Putnam Fiduciary Trust Company

                                  By:  /s/ John R. Verani
                                     ---------------------------------
                                     Name:  John R. Verani
                                     Title: Senior Vice President

                                  STRATEGIC GLOBAL FUND--HIGH YIELD
                                    FIXED INCOME (PUTNAM) FUND
                                  PUTNAM WORLD TRUST II--PUTNAM
                                    YIELD BOND FUND
                                  MARSH & MCLENNAN COMPANIES, INC.
                                    U.S. RETIREMENT FUND

ADDRESS:                          By: The Putnam Advisory Company, LLC

                                  By:  /s/ John R. Verani
                                     ---------------------------------
                                     Name:  John R. Verani
                                     Title: Senior Vice President

                                  SAGAMORE HILL HUB FUND LTD.

ADDRESS:
                                  By:  /s/ Mark May
                                     ---------------------------------
                                  Name:  Mark May
c/o Sagamore Hill Capital         Title: Managing Director
2 Greenwich Office Park
Greenwich, CT 06831

                                                                       EXHIBIT A

                         UNITED STATES BANKRUPTCY COURT

                              DISTRICT OF DELAWARE

In re                                   )        Chapter 11
                                        )
FANNIE MAY HOLDINGS, INC. and           )
ARCHIBALD CANDY CORPORATION             )        Case No. 02-____(____)
                                        )
                                        )        Jointly Administered
                Debtors.                )

                      DEBTORS' JOINT PLAN OF REORGANIZATION

YOUNG CONAWAY STARGATT & TAYLOR, LLP         WINSTON & STRAWN
Pauline K. Morgan (No. 3650)                 Matthew J. Botica
M. Blake Cleary (No. 3614)                   Daniel J. McGuire
The Brandywine Bldg.                         35 West Wacker Drive
1000 West Street, 17th Floor                 Chicago, IL 60601-9703
P.O. Box 391                                 T: 312-558-5600
Wilmington, DE 19899-0391                    F: 312-558-5700
T: 302-571-6600
F: 302-571-1253


              Co-Counsel for the Debtors and Debtors in Possession


Dated: June 12, 2002

                                                                       EXHIBIT A

          Fannie May Holdings, Inc. ("HOLDINGS") and Archibald Candy Corporation ("ARCHIBALD"), the above-captioned debtors and debtors-in-possession, hereby propose the following Joint Plan of Reorganization pursuant to section 1121 of the Bankruptcy Code:

                                    ARTICLE 1
                                   DEFINITIONS

          As used in this Plan, the following terms shall have the respective meanings specified below:

          1.1 "ADMINISTRATIVE CLAIM" shall mean a Claim under section 503(b) of the Bankruptcy Code that is entitled to priority under section 507(a)(1) of the Bankruptcy Code, for costs or expenses of administration of the Chapter 11 Cases including, without limitation, any actual and necessary expenses of operating the business of the Debtors or preserving the Estates, and any and all fees and expenses of Professionals to the extent allowed by the Bankruptcy Court under sections 330, 331, or 503 of the Bankruptcy Code.

          1.2 "ALLOWED CLAIM" or "ALLOWED [ ] CLAIM" shall mean: (a) any Claim, proof of which was filed with this Court on or before the date designated by the Bankruptcy Court as the last date(s) for filing proofs of claim with respect to such Claim, or which has been or hereafter is scheduled by the Debtors as liquidated in amount and not disputed or contingent and which, in either case, is a Claim as to which no objection to the allowance thereof has been filed within the applicable period of limitation (if any) for objection to Claims fixed by the Court, or as to which any objection has been determined by an order or judgment of the Court (allowing such Claim in whole or in part) that is no longer subject to appeal or certiorari proceedings, and as to which no appeal or certiorari proceeding is pending, or (b) a Claim that is allowed (i) in any contract, instrument, or other agreement entered into and approved in connection with the Plan, (ii) in a Final Order or (iii) pursuant to the terms of the Plan. In accordance with 11 U.S.C. Section 502(d), no Claim held by any party that is subject to a Cause of Action shall be an Allowed Claim or Claims until such time as the avoidable transfer that is the subject of such Cause of Action is returned or a Final Order has been entered (x) approving the compromise and settlement of the Cause of Action or (y) determining that no avoidable transfer exists.

          1.3 "ARCHIBALD (CANADA)" shall mean Archibald Candy (Canada) Corporation, guarantor of the New Subordinated Notes.

          1.4 "AVOIDANCE ACTIONS" shall mean causes of action under sections 544, 545, 547, 548, 549, and 550 of the Bankruptcy Code.

          1.5 "BALLOT" shall mean the form or forms that will be distributed along with the Disclosure Statement to holders of Allowed Claims in classes that are Impaired under the Plan and entitled to vote, which the holders of Impaired Claims may use to vote to accept or reject the Plan.

          1.6 "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, 11 U.S.C. Secions 101-1330, as now in effect or hereafter amended to the extent such amendment is applicable to the Chapter 11 Cases.

          1.7 "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the District of Delaware or such other court as may hereafter be granted primary jurisdiction over the Chapter 11 Cases.

          1.8 "BANKRUPTCY RULES" shall mean the Federal Rules of Bankruptcy Procedure effective August 1, 1996 in accordance with the provisions of 28 U.S.C. Section 2075, and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

          1.9 "BAR DATE" shall mean the date, if any, designated by the Bankruptcy Court as the last date for filing proofs of Claim or Interest against the Debtors.

          1.10 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

          1.11 "CASH" shall mean cash and cash equivalents, including, but not limited to, wire transfers, checks and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks.

          1.12 "CAUSES OF ACTION" shall mean all claims and causes of action now owned or hereafter acquired by the Debtors, whether arising under any contract or under the Bankruptcy Code, or other federal or state law, including, without limitation, causes of action under sections 542, 544, 545, 547, 548, 549, 550, 551, and/or 553 or other sections of the Bankruptcy Code.

          1.13 "CHAPTER 11 CASES" shall mean the above-captioned Chapter 11 Cases pending for the Debtors.

          1.14 "CLAIM" shall mean a claim as defined in section 101 of the Bankruptcy Code, or any portion thereof.

          1.15 "CLASS" shall mean a category of Claims or Interests which are substantially similar in nature to each other, as classified pursuant to the Plan.

          1.16 "COMMITTEE" shall mean any statutory committee appointed in these Cases pursuant to section 1102 of the Bankruptcy Code.

          1.17 "CONFIRMATION" shall mean the entry of the Confirmation Order on the docket of the Bankruptcy Court.

          1.18 "CONFIRMATION DATE" shall mean the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

          1.19 "CONFIRMATION ORDER" shall mean the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, as same may thereafter be modified by the Bankruptcy Court.

          1.20 "CONSENTING NOTEHOLDER THRESHOLD" means Senior Secured Noteholders holding not less than 66 2/3% in aggregate principal amount of the Senior Secured Notes.

          1.21  "CONVENIENCE CLASS CLAIMS" shall mean General Unsecured Claims
(i) in the amount of $5,000 or less or (ii) which the holder of such Claim irrevocably elects on the Ballot to reduce to $5,000.

          1.22 "CREDITOR" shall mean any Person or Entity having a Claim against either of the Debtors, including without limitation a Claim that arose on or before the Petition Date or a Claim against the Estates of any kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

          1.23 "DEBTORS" shall mean Archibald Candy Corporation and Fannie May Holdings, Inc.

          1.24 "DEBTORS-IN-POSSESSION" shall mean the Debtors in the capacity, and with the status and rights, conferred by sections 1107 and 1108 of the Bankruptcy Code.

          1.25 "DIP AGENT" shall mean Foothill Capital Corporation, as administrative agent for the DIP Lenders under the DIP Credit Agreement, and any successor thereto.

          1.26 "DIP CREDIT AGREEMENT" shall mean that certain Post-Petition Loan and Security Agreement, dated as of June _, 2002 (as amended) by and among Archibald Candy Corporation, as Borrower, Holdings and Archibald (Canada) as Guarantors, the DIP Agent, and the DIP Lenders.

          1.27 "DIP FACILITY CLAIMS" shall mean all Claims of the DIP Lenders arising from or under the DIP Credit Agreement and the other Post-Petition Loan Documents (as defined therein), including Claims for fees and expenses of the Agent (as defined therein), including reasonable fees and expenses of its professionals.

          1.28 "DIP LENDERS" shall mean the Lenders under the DIP Credit Agreement.

          1.29 "DISCLOSURE STATEMENT" shall mean the disclosure statement respecting the Plan, as approved by the Bankruptcy Court as containing adequate information in accordance with section 1125 of the Bankruptcy Code, all exhibits and annexes thereto and any amendments or modifications thereof.

          1.30 "DISPUTED CLAIM RESERVE" shall mean a reserve of Cash, New Subordinated Notes or New Common Stock for the relevant Class, established herein for, among other things, the payment or other satisfaction of Disputed Claims that are Allowed after the Effective Date.

          1.31  "DISPUTED CLAIM" or "DISPUTED [     ] CLAIM" shall mean any
Claim (i) as to which an objection has been interposed as of the Effective Date or any later deadline fixed by the Bankruptcy Court and (ii) which has not been allowed or disallowed pursuant to a Final Order.

          1.32 "EFFECTIVE DATE" shall mean the date designated by the Debtors in a notice filed with the Bankruptcy Court, which is at least ten Business Days and not more than 60 days after the date on which each of the conditions set forth in Section 9.1 of the Plan have been satisfied or waived (if waivable).

          1.33 "ENTITY" shall have the meaning set forth in section 101 of the Bankruptcy Code.

          1.34 "ESTATES" shall mean the Debtors' bankruptcy estates created in the chapter 11 cases pursuant to section 541 of the Bankruptcy Code.

          1.35 "EXCHANGE AGENT" shall mean a bank, trust company or other Entity appointed by Reorganized Archibald to act as the exchange agent for the holders of Class 3 Claims and Class 5B Claims.

          1.36 "EXIT FACILITY" shall mean the post confirmation financing facility to be entered into on the Effective Date by Reorganized Archibald and the lenders providing such financing, in form and substance satisfactory to the Consenting Noteholder Threshold.

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

          1.37 "EXIT FACILITY COMMITMENT LETTER" shall mean the commitment letter for the Exit Facility.

          1.38 "FEE CLAIM" shall mean a claim under sections 328, 330(a), 503 or 1103 of the Bankruptcy Code for the compensation of a Professional or other Entity for services rendered or expenses incurred in these Chapter 11 Cases.

          1.39 "FILE", "FILED" or "FILING" shall mean file, filed or filing with the Bankruptcy Court.

          1.40 "FINAL ORDER" shall mean an order entered by the Bankruptcy Court or any other court exercising jurisdiction over the subject matter and the parties, as to which (i) no appeal, certiorari proceeding or other review or rehearing has been requested or is still pending, and (ii) the time for filing a notice of appeal or petition for certiorari or further review or rehearing has expired.

          1.41 "GENERAL UNSECURED CLAIM" shall mean any Claim against the Debtors, other than an Administrative Claim, Priority Tax Claim, Priority Claim, DIP Facility Claim, Prepetition Lender Claim, Senior Secured Note Claim, or Miscellaneous Secured Claim.

          1.42 "IMPAIRED" shall have the meaning set forth in section 1124 of the Bankruptcy Code.

          1.43 "INDEMNIFICATION OBLIGATIONS" shall mean the obligation of any of the Debtors to indemnify, reimburse or provide contribution (i) to any present or former officer, director or employee, or any present or former professionals, advisors and other agents of the Debtors, including, without limitation, accountants, auditors, financial consultants, underwriters and attorneys, whether pursuant to charter, bylaw, contract or statute with respect to a post-Petition Date occurrence, and (ii) to any present or former officer or employee of the Debtors whether pursuant to charter, bylaw, contract or statute with respect to a pre-Petition Date occurrence, provided that the aggregate amount of Indemnification Obligations payable by Reorganized Archibald pursuant to clause (ii) shall not exceed $250,000.

          1.44 "INDENTURE" shall mean that certain indenture dated July 2, 1997 (as amended, restated or otherwise modified) under which the Senior Secured Notes were issued.

          1.45 "INDENTURE TRUSTEE" shall mean The Bank of New York or any successor serving as indenture trustee under the Indenture.

          1.46 "INTERCOMPANY CLAIMS" shall mean any and all pre- and post-petition Claims of either Debtor against the other Debtor.

          1.47 "INTEREST" shall mean, as of immediately prior to the Effective Date, any capital stock or other ownership interest in any of the Debtors and any option, warrant, or right to purchase, sell, or subscribe for an ownership interest in, or other equity security of, any of the Debtors, including the Old Common Stock and the Old Preferred Stock and any and all redemption, conversion, exchange, voting, participation or dividend rights or liquidation preferences relating thereto.

          1.48 "LIENS" shall mean valid and enforceable liens, mortgages, security interests, pledges, charges, encumbrances, or other legally cognizable security devices of any kind.

          1.49 "MISCELLANEOUS SECURED CLAIMS" shall mean any and all Secured Claims other than the Prepetition Lender Claims, the Senior Secured Note Claims, and any DIP Facility Claims.

          1.50 "NEW COMMON STOCK" shall mean the common stock of Reorganized Archibald ($____ par value), having one vote per share, without preemptive rights or cumulative voting rights.

          1.51 "NEW SUBORDINATED NOTES" shall mean the secured subordinated notes issued by Reorganized Archibald immediately after the Effective Date and guaranteed by Archibald (Canada), in form and substance satisfactory to the Consenting Noteholder Threshold.

          1.52 "NEW SUBORDINATED NOTES INDENTURE" shall mean the indenture under which the New Subordinated Notes are issued, in form and substance satisfactory to the Consenting Noteholder Threshold.

          1.53 "OLD COMMON STOCK" shall mean the common stock of any of the Debtors outstanding on the Effective Date, together with any options, warrants, or rights to purchase, sell or subscribe for an ownership interest in, or other security of, any of the Debtors, including all rights under that certain Securities Purchase Agreement dated as of October 30, 1991 among Archibald, Holdings and the "Purchasers" party thereto, as amended prior to the date hereof, and any and all redemption, conversion, exchange, voting, participation or dividend rights or liquidation preferences relating thereto.

          1.54 "OLD JUNIOR PREFERRED STOCK" shall mean the junior Class A and Class B PIK preferred stock of Holdings outstanding on the Effective Date, together with any options, warrants, or rights to purchase, sell or subscribe for an ownership interest in, or other security of, any of the Debtors, including all rights under that certain Securities Purchase Agreement dated as of October 30, 1991 among Archibald, Holdings and the "Purchasers" party thereto, as amended prior to the date hereof, and any and all redemption, conversion, exchange, voting, participation or dividend rights or liquidation preferences relating thereto.

          1.55 "OLD SENIOR PREFERRED STOCK" shall mean the senior preferred stock of Holdings outstanding on the Effective Date, together with any options, warrants, or rights to purchase, sell or subscribe for an ownership interest in, or other security of, any of the Debtors, including any and all redemption, conversion, exchange, voting, participation or dividend rights or liquidation preferences relating thereto.

          1.56 "PERSON" shall mean a natural person, or any legal entity or organization including, without limitation, any corporation, partnership (general or limited), limited liability company, business trust, unincorporated organization or association, joint stock company, trust, association, governmental body (or any agency, instrumentality or political subdivision thereof), or any other form of legal entity.

          1.57 "PETITION DATE" shall mean June 6, 2002, the date upon which the Debtors filed their petitions under chapter 11 of the Bankruptcy Code.

          1.58 "PLAN" shall mean this Joint Plan of Reorganization, all exhibits hereto, and any amendments or modifications hereof.

          1.59 "POST-CONFIRMATION DEBTORS" shall mean the Debtors in their post-Confirmation Order status.

          1.60 "PREPETITION CREDIT AGREEMENT" shall mean that certain revolving credit agreement entered into on June 28, 2001 by and between the Debtors and Sweet Factory as borrowers and The CIT Group/Business Credit, Inc. as agent and the lenders party thereto (as amended, restated, or otherwise modified).

          1.61 "PRIORITY CLAIM" shall mean any Claim against the Debtors other than an Administrative Claim or Priority Tax Claim entitled to priority in payment under section 507(a) of the Bankruptcy Code. With respect to the Claims of employees or former employees, such Claims shall constitute Priority Claims, only to the extent permissible under sections 507(a)(3) and (a)(4) of the Bankruptcy Code or prior order of the Bankruptcy Court.

          1.62 "PRIORITY TAX CLAIM" shall mean any Claim for taxes against the Debtors, including without limitation any interest and penalties due thereon, entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

          1.63 "PROFESSIONALS" shall mean those Persons (i) employed pursuant to an order of the Bankruptcy Court in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (ii) for which compensation and reimbursement has been allowed by the Bankruptcy Court in a Final Order issued pursuant to section 503(b)(4) of the Bankruptcy Code.

          1.64 "PROPERTY" means all property of the Estates of any nature whatsoever, real or personal, tangible or intangible, previously or now owned by the Debtors, or acquired by the Debtors' estate, as defined in section 541 of the Bankruptcy Code.

          1.65 "PRO RATA" means, as of any certain date, with respect to any Allowed Claim in any Class, the proportion that such Allowed Claim bears to the aggregate amount of all Claims, including Disputed Claims, in such Class.

          1.66 "REGISTRATION RIGHTS AGREEMENT" shall mean a registration rights agreement in form and substance satisfactory to the Consenting Noteholder Threshold.

          1.67 "REORGANIZED ARCHIBALD" shall mean the corporation resulting from the merger of Archibald with and into Newco, a Delaware corporation.

          1.68 "REORGANIZED ARCHIBALD BYLAWS" shall have the meaning specified in Section 6.2.2 of the Plan.

          1.69 "REORGANIZED ARCHIBALD CERTIFICATE OF INCORPORATION" shall have the meaning specified in Section 6.2.2 of the Plan.

          1.70 "SCHEDULES" shall mean the Debtors' Schedules of Assets and Liabilities filed with the Bankruptcy Court pursuant to Bankruptcy Rule 1007 as they may be amended from time to time.

          1.71 "SECURED CLAIM" means all or that portion of a debt existing on the Petition Date, as finally allowed and approved by the Bankruptcy Court, to the extent that such debt is not greater than the value of the assets of the Debtors that the Bankruptcy Court finds are valid security for such debt, in accordance with section 506(a) of the Bankruptcy Code.

          1.72 "SENIOR SECURED NOTE CLAIM" shall mean the Claim of a holder of the Senior Secured Notes.

          1.73 "SENIOR SECURED NOTEHOLDERS" shall mean the holders of the Senior Secured Notes.

          1.74 "SENIOR SECURED NOTES" shall mean the 10 1/4% senior secured notes due 2004 issued by Archibald Candy Corporation.

          1.75 "SHAREHOLDER AGREEMENT" shall mean that certain agreement governing the rights, duties and obligations of Reorganized Archibald, to be dated as of the Effective Date, executed and delivered by Reorganized Archibald and to which all holders of New Common Stock shall be deemed to be parties.

          1.76  "SWEET FACTORY" shall mean Sweet Factory, Inc.

          1.77 "UNIMPAIRED" shall mean any Claim that is not Impaired within the meaning of section 1124 of the Bankruptcy Code.

          1.78 "VOTING DEADLINE" means the deadline established by Order of the Bankruptcy Court for receipt of Ballots voting to accept or reject the Plan.

          1.79 Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine and the feminine gender shall include the masculine.

          1.80 All terms not expressly defined herein shall have the respective meanings given such terms in section 101 of the Bankruptcy Code or as otherwise defined in applicable provisions of the Bankruptcy Code.

          1.81 Unless otherwise specified herein, any reference to an Entity as a holder of a Claim includes that Entity's successors, assigns and affiliates.

          1.82 The rules of construction set forth in section 102 of the Bankruptcy Code will apply.

          1.83 In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                    ARTICLE 2
                        PROVISIONS FOR PAYMENT OF ALLOWED
      ADMINISTRATIVE AND PRIORITY TAX CLAIMS AND OTHER UNCLASSIFIED CLAIMS

          2.1 Administrative Claims, Priority Tax Claims, and DIP Facility Claims are not classified in this Plan. The treatment of and consideration to be received by holders of Allowed Administrative Claims, Allowed Priority Tax Claims and DIP Facility Claims pursuant to this Article 2 of the Plan shall be in full and complete satisfaction, settlement, release and discharge of such Claims.

          2.2 TREATMENT OF ADMINISTRATIVE CLAIMS. Except to the extent the holder of an Allowed Administrative Claim agrees otherwise, each holder of an Allowed Administrative Claim shall be paid in respect of such Allowed Claim (a) the full amount thereof, without interest, in Cash, on the tenth (10th) Business Day following the later of (i) the Effective Date, and (ii) the date on which such

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Claim becomes an Allowed Claim, (b) according to the ordinary business terms agreed by, and in the ordinary course of business of, the Debtors, or (c) upon other agreed terms.

          2.3 TREATMENT OF PRIORITY TAX CLAIMS. Each holder of an Allowed Priority Tax Claim shall receive, in respect of such Allowed Claim, at the option of Reorganized Archibald, either (a) the full amount thereof, without post-petition interest or penalty, in Cash, as soon as practicable after the tenth (10th) Business Day following the later of (i) the Effective Date, and
(ii) the date on which such Claim becomes an Allowed Claim or paid upon other agreed terms, or (b) a promissory note payable by Reorganized Archibald in a principal amount equal to the amount of such Allowed Priority Tax Claim on which interest shall accrue from and after the Effective Date at the rate of 6% or such higher or lower rate as is determined by the Bankruptcy Court to be appropriate under section 1129(a)(9)(C) of the Bankruptcy Code and shall be paid semi-annually in arrears; the principal amount of the promissory note shall be paid in full on a date or dates six (6) years after the date of assessment of such Allowed Priority Tax Claim.

          2.4 DIP FACILITY CLAIMS. Allowed DIP Facility Claims against the Debtors shall be paid: (a) on the Effective Date in Cash in an amount equal to the Allowed amount of such Claims; or (b) on such other terms as may be mutually agreed upon among the holders of the DIP Facility Claims and the Debtors.

          2.5 BAR DATE FOR ADMINISTRATIVE CLAIMS. Unless otherwise ordered by the Bankruptcy Court, requests for payment of Administrative Claims, including all applications for final allowance of compensation and reimbursement of expenses of Professionals incurred through the Effective Date, must be filed and served on the Debtors, no later than forty-five (45) days after the Effective Date. Any Person that is required to file and serve a request for payment of an Administrative Claim and fails to timely file and serve such request, shall be forever barred, estopped and enjoined from asserting such Claim or participating in distributions under the Plan on account thereof. Objections to a Fee Claim must be filed and served on the Debtors and their counsel, and the requesting party and its counsel (if any) by the later of (1) 75 days after the Effective Date or (2) 30 days after the filing of the applicable request for payment of the Fee Claim.

                                    ARTICLE 3
                     CLASSIFICATION OF CLAIMS AND INTERESTS

          3.1 Administrative Claims, Priority Tax Claims, and DIP Facility Claims are unclassified. For purposes of this Plan, all other Claims and Interests are classified as follows:

          3.2   Class 1 Claims shall consist of all Priority Claims.

          3.3   Class 2 Claims shall consist of all Miscellaneous Secured
Claims.

          3.4 Class 3 Claims shall consist of all Secured Claims of Senior Secured Noteholders.

          3.5   Class 4 Claims shall consist of all Convenience Class Claims.

          3.6 Class 5A Claims shall consist of all General Unsecured Claims other than Convenience Class Claims and General Unsecured Claims of Senior Secured Noteholders.

          3.7 Class 5B Claims shall consist of all General Unsecured Claims of Senior Secured Noteholders and of any Class 5A Claimant who elects treatment under Class 5B.

          3.8   Class 6 Claims shall consist of all Intercompany Claims.

          3.9 Class 7 Interests shall consist of all Old Senior Preferred Stock Interests in the Debtors.

          3.10 Class 8 Interests shall consist of all Old Junior Preferred Stock Interests in the Debtors.

          3.11 Class 9 Interests shall consist of all Old Common Stock Interests in all Debtors.

                                    ARTICLE 4
                        TREATMENT OF CLAIMS AND INTERESTS

          4.1 The treatment of and consideration to be received by holders of Allowed Claims and Interests pursuant to this Article 4 of the Plan shall be in full and complete satisfaction, settlement, release and discharge of such Claims and Interests. The Debtors' obligations in respect of such Claims and Interests shall be satisfied in accordance with the terms of this Plan.

          4.2 TREATMENT OF CLASS 1 CLAIMS - PRIORITY CLAIMS. Class 1 Claims are Unimpaired. The legal, contractual and equitable rights of each Allowed Class 1 Claim shall be left unaltered. Payment in full in Cash shall be made to the holders of Allowed Class 1 Claims (a) as soon as practicable after the tenth
(10th) Business Day following the later of (i) the Effective Date, and (ii) the date on which such Claim becomes an Allowed Claim, (b) upon other agreed terms or (c) in the case of employee benefits not yet payable, in accordance with the Debtors' existing employee benefits policies. Each holder of a Claim in this Class is conclusively presumed to have accepted the Plan and is not entitled to vote on the Plan.

          4.3 TREATMENT OF CLASS 2 CLAIMS - MISCELLANEOUS SECURED CLAIMS. Class 2 Miscellaneous Secured Claims are Unimpaired. To the extent there are any Claims in this class, each such Claim shall be deemed to be a separate subclass. To the extent there are any Allowed Class 2 Claims, at the option of the Debtors, either (i) the Claim shall be reinstated and left Unimpaired in the manner described in section 1124 of the Bankruptcy Code, (ii) the holder of such Claim shall receive Cash in an amount equal to such Miscellaneous Secured Claim, including any interest on such Miscellaneous Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, if any, on the Effective Date or as soon thereafter as is practicable, (iii) the holder of such Claim shall receive or retain the collateral securing such Claim and any interest on such Miscellaneous Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, if any, on the Effective Date or as soon thereafter as is practicable, or (iv) the holder of such Claim shall receive such other treatment as may be agreed upon in writing between the holder and the Debtors. Each holder of a Claim in this Class, if any, is conclusively presumed to have accepted the Plan and is not entitled to vote on the Plan.

          4.4 TREATMENT OF CLASS 3 CLAIMS - SECURED CLAIMS OF SENIOR SECURED NOTEHOLDERS. Class 3 Claims are Impaired. Class 3 Claims shall be Allowed Claims in an aggregate amount not to exceed $50,000,000. Each holder of an Allowed Class 3 Claim shall receive its Pro Rata share of 100% of the New Subordinated Notes on the Effective Date or as soon thereafter as practicable. The holders of Class 3 Claims are entitled to vote on the Plan.

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          4.5   TREATMENT OF CLASS 4 CLAIMS - CONVENIENCE CLASS OF GENERAL
UNSECURED CLAIMS. Class 4 Claims are Impaired. Each holder of an Allowed Class 4 Claim shall receive Cash in an amount equal to eighty (80) % of such holder's Allowed Claim on the Effective Date or as soon thereafter as is practicable. The holders of Class 4 Claims are entitled to vote on the Plan.

          4.6 TREATMENT OF CLASS 5A CLAIMS - GENERAL UNSECURED CLAIMS. Class 5A Claims are Impaired. Each holder of a Class 5A Claim shall receive its Pro Rata share of $1,200,000 in Cash, in an amount not to exceed 30% of such holder's Allowed Claim or such holder may elect on the Ballot the treatment provided to holders of Class 5B Claims. Payments in Cash to holders of Allowed Class 5A Claims will be made on the Effective Date or as soon thereafter as practicable. The holders of Class 5A Claims are entitled to vote on the Plan.

          4.7 TREATMENT OF CLASS 5B CLAIMS - GENERAL UNSECURED CLAIMS OF SENIOR SECURED NOTEHOLDERS AND CLASS 5A CLAIMANTS WHO HAVE ELECTED CLASS 5B TREATMENT. Class 5B Claims are Impaired. Each holder of a Class 5B Claim shall receive, on account of its Allowed Claim, its Pro Rata share of 100% of the New Common Stock of Archibald issued on the Effective Date or as soon thereafter as practicable. The Senior Secured Noteholders shall have Allowed Class 5B Claims in the aggregate amount of at least [$136 million], consisting of at least [$120 million] in principal and at least [$16 million] in interest, fees, and other charges. The holders of Class 5B Claims are entitled to vote on the Plan.

          4.8 TREATMENT OF CLASS 6 CLAIMS - INTERCOMPANY CLAIMS. Class 6 Intercompany Claims are Impaired. The holders of Class 6 Intercompany Claims shall receive no distribution on account of such Claims. Accordingly, the holders of Class 6 Intercompany Claims are deemed to reject the Plan and are not entitled to vote on the Plan in accordance with section 1126(g) of the Bankruptcy Code.

          4.9 TREATMENT OF CLASS 7 SENIOR PREFERRED STOCK INTERESTS. Class 7 Senior Preferred Stock Interests are Impaired. The holders of Class 7 Senior Preferred Stock Interests shall receive no distribution. On the Effective Date, all Class 7 Senior Preferred Stock Interests shall be deemed canceled, null and void and of no force and effect. Accordingly, the holders of Class 7 Senior Preferred Stock Interests are deemed to reject the Plan and are not entitled to vote on the Plan in accordance with section 1126(g) of the Bankruptcy Code.

          4.10 TREATMENT OF CLASS 8 JUNIOR PREFERRED STOCK INTERESTS. Class 8 Junior Preferred Stock Interests are Impaired. The holders of Class 8 Junior Preferred Stock Interests shall receive no distribution. On the Effective Date, all Class 8 Junior Preferred Stock Interests shall be deemed canceled, null and void and of no force and effect. Accordingly, the holders of Class 8 Junior Preferred Stock Interests are deemed to reject the Plan and are not entitled to vote on the Plan in accordance with section 1126(g) of the Bankruptcy Code.

          4.11 TREATMENT OF CLASS 9 COMMON STOCK INTERESTS. Class 9 Common Stock Interests are Impaired. The holders of Class 9 Common Stock Interests shall receive no distribution. On the Effective Date, all Class 9 Common Stock Interests shall be deemed canceled, null and void and of no force and effect. Accordingly, the holders of Class 9 Common Stock Interests are deemed to reject the Plan and are not entitled to vote on the Plan in accordance with section 1126(g) of the Bankruptcy Code.

                                    ARTICLE 5
                    SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

          5.1 The Plan contemplates and is predicated upon the substantive consolidation of the Estates into a single entity for the purpose of Confirmation, consummation and implementation of the Plan, including voting, confirmation, making distributions under the Plan and Claim determination (but only for those purposes). The substantive consolidation of the Estates for these purposes shall have the following effects: (i) all Intercompany Claims by and among the Debtors will be released; (ii) all assets and all proceeds thereof and all liabilities of any and all of the Debtors will be merged or treated as though they were merged; (iii) any obligation of any and all of the Debtors and all guarantees thereof executed by any of the Debtors will be deemed to be a single obligation; (iv) any Claims which are Filed or to be Filed in connection with any such obligation and any such guarantees will be deemed a single Claim against the Debtors; (v) each and every Claim which is Filed in the individual Chapter 11 Case of any of the Debtors will be deemed one Claim which is Filed against the Debtors; and (vi) all Interests, including the Old Common Stock, the Senior Preferred Stock, and the Junior Preferred Stock, shall be deemed automatically canceled and retired by operation of law and shall cease to exist. Notwithstanding the foregoing, the Debtors' rights of recovery of any assets shall not be prejudiced by such consolidation. In addition, the substantive consolidation provided for herein shall not (other than for purposes related to the Plan and distributions to be made hereunder) affect (1) the legal and corporate structure of Reorganized Archibald, (2) any obligations under any leases or contracts assumed in the plan or otherwise subsequent to the filing of these Chapter 11 Cases, or (3) any obligations to pay quarterly fees to the United States Trustee.

                                    ARTICLE 6
                      MEANS FOR IMPLEMENTATION OF THE PLAN

          6.1 PRIOR TO THE EFFECTIVE DATE. Except as may be otherwise ordered by the Bankruptcy Court, the directors and executive officers of the Debtors shall continue to serve in such capacities until the Effective Date. All injunctions or stays, whether by operation of law or by order of the Bankruptcy Court, provided for in the Chapter 11 Cases pursuant to section 105 or 362 of the Code or otherwise that are in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

          6.1.1 EXIT FINANCING. Prior to the Confirmation Date, Archibald Candy Corporation will obtain the Exit Facility Commitment Letter, which shall contain such terms, conditions and covenants as are usual and customary for financings of this type and shall be on terms satisfactory to the Debtors, the Consenting Noteholder Threshold and the lenders under such Exit Facility.

          6.2   ON THE EFFECTIVE DATE.

          6.2.1 MERGER OF ARCHIBALD WITH NEWCO. On and as of the Effective Date, Archibald shall merge with and into Newco, a Delaware corporation, to form Reorganized Archibald.

          6.2.2 VESTING OF THE ESTATES IN THE REORGANIZED DEBTORS. On and as of the Effective Date, pursuant to section 1141(b) of the Bankruptcy Code, all Property of the Estates of each of the Debtors shall become vested in Reorganized Archibald, free and clear of all Claims, Interests, Liens and other encumbrances, except as provided in this Plan.

          6.2.3 AMENDMENT OF CERTIFICATES OF INCORPORATION AND BYLAWS. On and as of the Effective Date, (i) the certificate of incorporation of Reorganized Archibald shall become effective and

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shall be in compliance with section 1123(a)(6) of the Code (the "Reorganized
Archibald Certificate of Incorporation") and (ii) the bylaws of Reorganized Archibald shall be amended (the "Reorganized Archibald Bylaws"). The Reorganized Archibald Certificate of Incorporation and the Reorganized Archibald Bylaws shall be Filed at least ten (10) days prior to the Voting Deadline and shall be in form and substance satisfactory to the Consenting Noteholder Threshold.

          6.2.4 CORPORATE GOVERNANCE. Exhibit A hereto, a pleading to be Filed prior to the Confirmation Date, shall specify the office, names and affiliations of the individuals intended to serve as directors and officers of Reorganized Archibald on and after the Effective Date. On and after the Effective Date, Reorganized Archibald shall be governed in accordance with the Reorganized Archibald Certificate of Incorporation, the Reorganized Archibald Bylaws and the Shareholder Agreement. As provided in the Reorganized Archibald Certificate of Incorporation, the boards of directors of Reorganized Archibald shall initially consist of five (5) directors: four (4) directors designated by the Senior Secured Noteholders and the Chief Executive Officer of Reorganized Archibald, who shall also serve as the Chairman of the board of directors for the Initial Term (as hereinafter defined). The term of the initial board of directors of Reorganized Archibald will be 12 months (the "Initial Term").

          6.2.5 CANCELLATION OF OLD COMMON STOCK, OLD SENIOR PREFERRED STOCK AND OLD JUNIOR PREFERRED STOCK. On and as of the Effective Date, the Old Common Stock, Old Senior Preferred Stock and Old Junior Preferred Stock and each share of capital stock of each Debtor shall be canceled and rendered null and void.

          6.2.6 CANCELLATION OF DEBT AND SECURITIES. On the Effective Date, the Senior Secured Notes and the Indenture and all obligations of the Debtors or any guarantor thereunder or in respect thereof shall be cancelled and discharged and fully satisfied by confirmation of this Plan and the distributions to be made pursuant to this Plan. Notwithstanding the cancellation of the Indenture and the Senior Secured Notes, such cancellation shall not impair the rights of the holders of Senior Secured Notes to receive distributions under the Plan.

          6.2.7 ISSUANCE OF NEW COMMON STOCK. Reorganized Archibald shall be deemed on the Effective Date to have authorized the issuance of the New Common Stock for distribution in accordance with this Plan, consistent with the Reorganized Archibald Certificate of Incorporation of Reorganized Archibald and the Shareholder Agreement. All shares of New Common Stock issued pursuant to this Plan will be, upon such issuance, validly issued, fully paid and non-assessable.

          6.2.8 ISSUANCE OF NEW SUBORDINATED NOTES. Reorganized Archibald shall be deemed on the Effective Date to have authorized the issuance of the New Subordinated Notes for distribution to the holders of Allowed Class 3 Claims.

          6.2.9 RELEASE OF LIENS. Except as otherwise provided in the Plan or in any contract, instrument or other agreement or document executed or delivered in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the Property of the Estates shall be released, and all the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests shall revert to Reorganized Archibald.

          6.3 CAUSES OF ACTION. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, but subject to Sections 10.3 and 10.4 of this Plan, Reorganized Archibald, on behalf of itself and holders of Allowed Claims and Interests, shall retain all Causes of Action that the Debtors had or had power to assert immediately prior to the Effective Date, including Avoidance Actions, and may commence or continue in any appropriate court or tribunal any suit or other proceeding for the enforcement of such Causes of Action. All Causes of Action shall remain the property of Reorganized Archibald. Nothing contained in this Plan shall constitute a waiver of the rights, if any, of the Debtors or Reorganized Archibald to a jury trial with respect to any Causes of Action or objection to any Claim or Interest. Reorganized Archibald shall maintain reasonable records relating to the Avoidance Actions (including proceeds generated from settlement or judgment, and expenses).

          6.4 MANAGEMENT INCENTIVE PROGRAM. Not later than thirty (30) days after the Effective Date, the Board of Directors of Reorganized Archibald shall establish a stock option plan providing for the granting of Options for up to five (5) % of the aggregate number of shares of New Common Stock issued to holders of Class 5B Claims (including Class 5A claimants who have elected Class 5B treatment) (the "Management Incentive Plan"). The grant of such stock options will dilute the ownership share of all shareholders receiving a distribution of New Common Stock under the Plan.

          6.5 CONTINUATION OF BUSINESS. On and after the Effective Date, Reorganized Archibald shall continue to engage in business.

          6.6 AUTHORIZATION OF OFFICERS. Each of the President, Chief Financial Officer, Treasurer or any Vice President of each of the Debtors, or such other Persons as the Bankruptcy Court may designate at the request of the Debtors, is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of this Plan. Each of the Secretary or any Assistant Secretary of each of the Debtors or such other Persons as the Bankruptcy Court may designate at the request of the Debtors is authorized to certify or attest to any of the foregoing actions.

                                    ARTICLE 7
                            CLAIMS AND DISTRIBUTIONS

          7.1 DISTRIBUTIONS UNDER THE PLAN. As soon as practicable after the Effective Date, Reorganized Archibald shall make, or shall make adequate reserve for, the Distributions required to be made under the Plan. Cash necessary to make the Distributions required under the Plan, shall be made from the Debtors' Cash, if any, the Exit Facility, or any other source. All Distributions reserved pursuant to the Plan shall be held by the Debtors or Reorganized Archibald in trust for the benefit of the holders of Claims entitled to receive such Distributions.

          7.2 DELIVERY OF DISTRIBUTIONS. Subject to Bankruptcy Rule 9010 and except as otherwise provided herein, Cash Distributions to holders of Allowed Administrative, Priority Tax, Priority, Miscellaneous Secured Claims, Class 4 Claims and Class 5A Claims shall be made at (a) the address of each holder as set forth in the Schedules filed with the Court unless superseded by the address set forth on proofs of Claim filed by such holder, or (b) the last known address of such holder if no proof of Claim is filed or if the Debtors have been notified in writing of a change of address. With respect to Distributions of New Common Stock and New Subordinated Notes to holders of Class 3 Claims and holders of Class 5B Claims who are the holders of Senior Secured Notes, the Indenture Trustee will instruct the Depository Trust Company ("DTC") to cancel the existing positions with respect to the Senior Secured Notes (including the global certificate held in the name of DTC's nominee (Cede & Co.) of each financial institution that is a participant in DTC's book-entry transfer facility system. Simultaneously therewith, DTC will execute a book-entry credit for the benefit of each such financial institution with the number of Shares of New Common Stock [and the amount of New Subordinated Notes] to be issued to such holder in accordance with the Plan. In connection with the foregoing, Reorganized Archibald will deliver to DTC a global certificate to be issued in connection with the Senior Secured Noteholder Claims hereunder. With respect to distributions of New Common Stock to the holders of Class 5B Claims who are not holders of claims under the Senior Secured Notes, such distributions shall be made, in accordance with the Plan, to such holders at (a) the address of each holder as set forth in the Schedules unless superseded by the address set forth on proofs of Claim filed by such holder, or (b) the last known address of such holder if no proof of Claim is filed or if the Debtors have been notified in writing of a change of address. If any Distribution is returned as undeliverable, Reorganized Archibald may, in its discretion, make such efforts to determine the current address of the holder of the Claim with respect to which the Distribution was made as Reorganized Archibald deems appropriate, but no Distribution to any holder shall be made unless and until Reorganized Archibald has determined the then-current address of the holder, at which time the Distribution to such holder shall be made to the holder without interest. Amounts in respect of any undeliverable Distributions made through or by Reorganized Archibald shall be returned to, and held in trust by, Reorganized Archibald until such Distributions are claimed or are deemed to be unclaimed property under section 347(b) of the Bankruptcy Code as set forth herein.

          7.3 UNDELIVERABLE DISTRIBUTIONS AS UNCLAIMED PROPERTY. Except with respect to property not distributed because such property is being held in a Disputed Reserve, Distributions of Cash, New Subordinated Notes or New Common Stock that are not claimed by the expiration of six months from the later of the
(a) Effective Date or (b) the date of initial distributions under section 7.2 above, shall be deemed to be unclaimed property under section 347(b) of the Bankruptcy Code and shall revest in Reorganized Archibald, and the Claims with respect to which such Distributions are made shall be automatically canceled and extinguished by Reorganized Archibald. After the expiration of the six-month period referenced in the preceding sentence, the claim of any entity to such Distributions shall be discharged and forever barred. Nothing contained in the Plan shall require the Debtors or Reorganized Archibald to attempt to locate any holder of an Allowed Claim.

          7.4 DISTRIBUTION RECORD DATE. The record date for purposes of determining the identity of holders of Claims and Interests entitled to distributions under the Plan shall be ___________ at 5:00 p.m.

          7.5 OBJECTIONS TO CLAIMS. Objections to Claims shall be filed with the Bankruptcy Court and served upon Creditors no later than 90 days after the Effective Date, provided however, that this deadline may be extended by the Bankruptcy Court upon motion of Reorganized Archibald, without notice or a hearing. Notwithstanding the foregoing, unless an order of the Bankruptcy Court specifically provides for a later date, any proof of claim filed after the Confirmation Date shall be automatically disallowed as a late filed claim, without any action by Reorganized Archibald, unless and until the party filing such Claim obtains the written consent of Reorganized Archibald to file such Claim late or obtains an order of the Bankruptcy Court upon notice to Reorganized Archibald that permits the late filing of the Claim, in which event, Reorganized Archibald shall have 90 days from the date of such written consent or order to object to such Claim, which deadline may be extended by the Bankruptcy Court upon motion of the Post-Confirmation Debtors, without notice or a hearing. Nothing herein shall be construed to extend the Bar Date, the Bar Date for Administrative Claims set forth in Section 2.5 of the Plan or the Bar Date for Rejection Damages set forth in Section 8.5 of the Plan.

          7.6 Subject to Bankruptcy Court approval, objections to Claims may be litigated to judgment, settled or withdrawn.

          7.7 Distributions with respect to and on account of Claims to which objections have been filed will be made as soon as practicable after an order, judgment, decree or settlement agreement with respect to such Claim becomes a Final Order, and the applicable Creditor shall not receive interest on its Allowed Claim, despite anything contained herein to the contrary.

          7.8 DISPUTED CLAIM RESERVES. On and after the Effective Date, Reorganized Archibald shall establish and maintain reserves for all Disputed Claims. For purposes of establishing a reserve, Cash, New Subordinated Notes or New Common Stock will be set aside equal to the amount that would have been distributed to the holders of Disputed Claims in such Class had their Disputed Claims been deemed Allowed Claims on the Effective Date or such other amount as may be approved by the Bankruptcy Court upon motion of the Debtors or Reorganized Archibald. If, when, and to the extent any such Disputed Claim becomes an Allowed Claim by Final Order, the relevant portion of the Cash, New Subordinated Notes or New Common Stock held in reserve therefor shall be distributed by Reorganized Archibald to the Claimant. The balance of such Cash, New Subordinated Notes or New Common Stock, if any remaining after all disputed claims have been resolved, shall be distributed Pro Rata to all holders of Claims in accordance with Article 4 of the Plan. No payments or distributions shall be made with respect to a Claim which is a Disputed Claim pending the resolution of the dispute by Final Order.

          7.9 WITHHOLDING TAXES. Any federal, state, or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All Persons holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

          7.10 FRACTIONAL CENTS. Any other provision of this Plan to the contrary notwithstanding, no payment of fractions of cents will be made. Whenever any payment of a fraction of a cent would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole cent (up or down), with half cents or less being rounded down and fractions in excess of half a cent being rounded up.

          7.11 FRACTIONAL SHARES. Any other provision of this Plan to the contrary notwithstanding, no fractional shares of New Common Stock shall be issued pursuant to the Plan. Whenever any payment of a fraction of a share of New Common Stock under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding down of such fractional share to the nearest whole share, but shall not be less than one share.

          7.12 SETOFFS. Except as otherwise provided for herein, Reorganized Archibald may, but shall not be required to, set off against any Claim and the payments to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever the Debtors or their Estates may have against the holder of such claim, but neither the failure to do so nor the allowance of a Claim hereunder shall constitute a waiver or release by the Debtors or their Estates of any Claim they may have against such Creditor.

          7.13 INTEREST ON CLAIMS. Except as specifically provided for in the Plan or the Confirmation Order, interest shall not accrue on Claims and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim. Except as expressly provided herein or in a Final Order of the Court, no prepetition Claim shall be Allowed to the extent that it is for postpetition interest or other similar charges.

          7.14 ORDINARY COURSE LIABILITIES. Except as otherwise specifically provided in the Plan, holders of claims against the Debtors (other than Fee Claims) based on liabilities incurred after the Petition Date in the ordinary course of the Debtors' businesses shall not be required to file any request for payment of such Claims. Such Claims shall be assumed and paid by Reorganized Archibald in the ordinary course of business of Reorganized Archibald, in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents related to the transactions underlying such Claims, without any further action by the holders of such Claims.

          7.15 ASSUMPTION OF OBLIGATIONS UNDER THE PLAN. On the Effective Date, the obligations to make the Distributions required by the Plan shall be assumed by Reorganized Archibald, which shall have the liability for, and obligation to make, all Distributions of Cash, New Subordinated Notes, New Common Stock, and other Property to be issued or distributed by Reorganized Archibald under the Plan. Reorganized Archibald shall also assume the obligation to pay any expenses of the Debtors in consummating the Plan and in performing their duties set forth in the Plan.

                                    ARTICLE 8
                    UNEXPIRED LEASES AND EXECUTORY CONTRACTS

          8.1 REJECTION OF CERTAIN CONTRACTS AND LEASES. Ten (10) days prior to the Voting Deadline, the Debtors shall File a schedule of the executory contracts and unexpired leases to be rejected on the Effective Date, which schedule shall be in form and substance reasonably satisfactory to the Consenting Noteholder Threshold (the "Rejection Schedule"), which shall be deemed Exhibit C to the Plan. The Rejection Schedule shall be served by the Debtors on each party to an executory contract or unexpired lease listed thereon. The Rejection Schedule may be amended from and after the Confirmation Date for sixty (60) days thereafter (but in no event after the Effective Date) by the Debtors, with notice to any party to an executory contract or unexpired lease added to or removed from such schedule.

          8.2   ASSUMPTION OF CERTAIN CONTRACTS AND LEASES.

          8.2.1 EMPLOYMENT AND CONSULTING CONTRACTS. The Debtors shall not assume or seek to assume any employment, consulting or similar contract without the prior consent of the Consenting Noteholder Threshold, PROVIDED, HOWEVER, that the Consenting Noteholder Threshold shall be deemed to have consented to the assumption of the employment agreement between the Debtors and Ted Shepherd dated June __, 2002. Any employment, consulting or similar contract that has not been assumed pursuant to this section prior to the Effective Date, and has not been included in the Rejection Schedule or has not been otherwise rejected, shall be deemed rejected on the day before the Effective Date.

          8.2.2 UNEXPIRED AND UNREJECTED CONTRACTS AND LEASES. Each executory contract or unexpired lease of the Debtors that has not expired by its own terms prior to the Effective Date, has not been rejected during the Chapter 11 Cases prior to the Effective Date, and is not on the Rejection Schedule, shall be deemed assumed by Reorganized Archibald pursuant to sections 365 of the Bankruptcy Code on the Effective Date and vested in Reorganized Archibald.

          8.3 CURE PAYMENTS AND RELEASE OF LIABILITY. The Debtors shall, at least ten (10) days prior to the Voting Deadline, File and serve on all parties to executory contracts and unexpired leases to be assumed as of the Effective Date, a schedule setting forth the amount of cure payments to be provided by Reorganized Archibald in accordance with section 365(b)(1) of the Bankruptcy Code (the "Assumption Schedule"). Objections to any proposed cure payment must be made by the Voting Deadline and shall be determined, if necessary, at the Confirmation Hearing. In the event the Debtors amend the Assumption Schedule after the Confirmation Date, the Debtors shall, within ten (10) days after such amendment, File and serve on all parties affected by any such schedule amendment, a supplemental schedule setting forth the amount of cure payments to be provided by Reorganized Archibald in accordance with section 365(b)(1) of the Bankruptcy Code. Objections to any proposed cure payments set forth in the supplemental schedule must be made within ten (10) days after service thereof. A party to an assumed executory contract or unexpired lease that has not filed an appropriate pleading with the Bankruptcy Court on or before the applicable ten-day period shall be deemed to have waived its right to dispute such amount. All unpaid cure payments under any executory contracts or unexpired leases that are assumed or assumed and assigned under this Plan shall be made by Reorganized Archibald as soon as practicable after the Effective Date but not later than thirty (30) days after the Effective Date, PROVIDED, that, in the event that a dispute regarding the amount of any cure payments, Reorganized Archibald shall make such cure payments as may be required by section 365(b)(1) of the Bankruptcy Code within ten (10) days following the entry of a Final Order resolving such dispute.

          8.4 POST-PETITION CONTRACTS AND LEASES. All contracts and leases entered into by the Debtors after the Petition Date, excluding the DIP Credit Agreement, shall be deemed assigned to Reorganized Archibald on the Effective Date.

          8.5 BAR DATE FOR REJECTION DAMAGES. All proofs of claim with respect to claims arising from the rejection of executory contracts or leases shall, unless another order of the Bankruptcy Court provides for an earlier date, be filed with the Bankruptcy Court within thirty (30) days after the mailing of notice of entry of the Confirmation Order. Any proof of claim that is not timely filed shall be released, discharged and forever barred from assertion against the Debtors, their Estates or Property, Reorganized Archibald.

                                    ARTICLE 9
                CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN

          9.1 CONDITIONS TO EFFECTIVE DATE OF THE PLAN. The Plan shall not become effective unless and until each of the following conditions has been satisfied:

          (a) The Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably satisfactory to the Consenting Noteholder Threshold;

          (b)   The Confirmation Order shall have become a Final Order;

          (c) The Reorganized Archibald Certificate of Incorporation and the Reorganized Archibald Bylaws shall be in the form and substance satisfactory to the Consenting Noteholder Threshold and shall have been duly filed with the Secretary of State of Delaware, and shall be in full force and effect;

          (d) The commitments under the DIP Credit Agreement shall have terminated, all amounts owing under the DIP Credit Agreement (including, without limitation, all principal, interest, fees and expenses owed thereunder) shall have been paid in full and any outstanding letters of credit issued under and in connection with the DIP Credit Agreement shall have been terminated (in each case, concurrently with the closing of the Exit Facility);

          (e) The New Subordinated Notes Indenture, the Shareholder Agreement, and the Registration Rights Agreement, each in form and substance satisfactory to the Consenting Noteholder Threshold, shall have been executed and delivered by Reorganized Archibald;

          (f) All conditions precedent to the Exit Facility shall have been satisfied or waived in accordance with the terms thereof; and

          (g) All other actions and documents necessary to implement the Plan as of the Effective Date shall have been effected or duly executed and delivered.

          9.2 WAIVER OF CONDITIONS. The Debtors, in their discretion may at any time with the consent of the Consenting Noteholder Threshold, without notice or authorization of the Bankruptcy Court, waive the condition set forth in
Section 9.1(b) above. The failure of the Debtors to satisfy or waive such condition may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). The Debtors reserve the right to assert that any appeal from the Confirmation Order shall be moot after consummation of the Plan.

          9.3 EFFECT OF FAILURE OF CONDITION. In the event that the conditions specified in Section 9.1(b) of the Plan have not occurred or been waived on or before sixty (60) days after the Confirmation Date, the Confirmation Order may be vacated upon order of the Court after motion made by the Debtors or any party in interest.

          9.4 NOTICE OF EFFECTIVE DATE. On or before ten Business Days after the occurrence of the Effective Date, the Debtors shall mail or cause to be mailed to all holders of Claims a Notice that informs such holders of (a) entry of the Confirmation Order; (b) the occurrence of the Effective Date; (c) the assumption or rejection of any executory contracts of the Debtors pursuant to this Plan, as well as the deadline for the filing of claims arising from such rejection; and (d) such other matters as the Debtors deem to be appropriate.

                                   ARTICLE 10
                          EFFECTS OF PLAN CONFIRMATION

          10.1 DISCHARGE. Except as otherwise provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of, all Claims and termination of all Interests. Except as otherwise expressly provided in the Plan or the Confirmation Order and in accordance with section 1141(d)(1) of the Bankruptcy Code, entry of the Confirmation Order acts as a discharge effective as of the Effective Date of any and all Claims against or Interests in the Debtors or any of their assets and Properties that arose at any time before the entry of the Confirmation Order. The discharge shall be effective as to each Claim and Interest except as otherwise expressly provided in the Confirmation Order, regardless whether:

          (a)   a proof of Claim or Interest is filed or deemed filed under section 501 of the Bankruptcy Code;

          (b)   a Claim or Interest is Allowed;

          (c) the holder of a Claim or Interest votes to accept or reject the Plan; or

          (d)   the Claim or Interest receives any distribution under the Plan.

          10.2 INJUNCTION. Except as otherwise provided in the Plan or the Confirmation Order, on and after the Confirmation Date, all Entities who have held, hold or may hold Claims against the Debtors or Interests in the Debtors are, with respect to any such Claims or Interests, permanently enjoined from:
(a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, Reorganized Archibald or any of their Property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Entities, or any property of any such transferee or successor; (b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means whether directly or indirectly, of any judgment, award, decree or order against the Debtors, Reorganized Archibald, any of their Property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to any of the foregoing Entities; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, Reorganized Archibald, any of their Property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to any of the foregoing Entities; (d) asserting any right of setoff, subordination, or recoupment of any kind, directly or indirectly, against any obligation due the Debtors, Reorganized Archibald, any of their Property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Entities; and (e) taking any actions in any place and in any manner whatsoever that do not conform to or comply with the provisions of the Plan.

          10.3 EXCULPATION. Except as otherwise provided by the Plan or the Confirmation Order, upon confirmation of the Plan, all Entities shall be conclusively presumed to have released each of the Debtors, Reorganized Archibald, the Committee, the Senior Secured Noteholders, the DIP Agent, the DIP Lenders, and any of their respective officers, directors, employees, representatives, counsel or other agents, successors or assigns (collectively, the "Exculpated Persons") of and from any claims, obligations, rights, causes of action and liabilities for any act or omission in connection with, or arising out of, the Chapter 11 Cases, including, without limiting the generality of the foregoing, the Plan, the negotiation, formulation and preparation of the Plan and Disclosure Statement and the DIP Credit Agreement, the pursuit of approval of the Disclosure Statement, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which constitute willful misconduct or gross negligence, and all such Persons, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and under the Bankruptcy Code and Bankruptcy Rules.

          10.4 RELEASES. On the Effective Date, Reorganized Archibald and Holdings, on their own behalf and as representatives of the Debtors' Estates, in consideration of services rendered in the Chapter 11 Cases and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, shall be deemed to have waived, released and discharged all claims, obligations, rights, causes of action and liabilities, including derivative claims, whether based in tort, fraud, contract or otherwise, known or unknown, which they possessed, possess or may possess prior to the Effective Date and whether arising before or after the Petition Date against the Debtors, the Estates, Archibald (Canada), each of the DIP Agent, DIP Lenders, the Committee, the Senior Secured Noteholders, holders of the Old Junior Preferred Stock, holders of the Old Senior Preferred Stock and holders of Old Common Stock and the directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns of any of the foregoing who served in such capacities after the Petition Date (collectively, the "Third Party Releasees"), provided, however, that the release of each holder of the Old Junior Preferred Stock, each holder of the Old Senior Preferred Stock and each holder of the Old Common Stock, and their respective directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns shall be contingent upon the receipt by the Company and the Senior Secured Noteholders, and their respective directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns, of an equivalent release from such holder of the Old Junior Preferred Stock, the Old Senior Preferred Stock or the Old Common Stock.

          10.5 SURVIVAL OF INDEMNIFICATION CLAIMS AND OBLIGATIONS. Notwithstanding any other provisions, except as otherwise provided in the Plan, the Indemnification Obligations shall expressly survive Confirmation of the Plan and be binding on and enforceable against Reorganized Archibald, PROVIDED, HOWEVER, that with respect to officers, directors or employees of the Debtors, such Indemnification Obligations shall survive and be binding and enforceable only with respect to officers, directors and employees who served in those capacities after the Petition Date.

          10.6 INJUNCTION OF CLAIMS AGAINST, AND COVENANT NOT TO SUE, THIRD PARTY RELEASEES. Pursuant to section 105 of the Bankruptcy Code, each holder of a Claim who votes in favor of this Plan or who accepts any distributions pursuant to the Plan shall be deemed to have unconditionally released the Third Party Releasees from and covenanted not to sue the Third Party Releasees with respect to, and be permanently enjoined from initiating or continuing, any claim, action, employment of process, or any act to collect, offset, or recover any claim against any Third Party Releasee, known or unknown, which accrued on or prior to the Effective Date and whether arising before or after the Petition Date, provided, that the foregoing release shall not apply to any action or omission that constitutes actual fraud or criminal behavior, and provided further that the release of holders of Old Junior Preferred Stock, holders of Old Senior Preferred Stock and holders of the Old Common Stock, and their respective directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns, shall be contingent on such holder's delivery of a release and covenant not to sue with respect to any claim, action, employment of process, or any act to collect, offset or recover any claim against the Company or the Senior Secured Noteholders, or their respective directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns, known or unknown, which accrued on or prior to the Effective Date and whether arising before or after the Petition Date.

          10.7 TERM OF INJUNCTIONS AND STAYS. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to section 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

          10.8 PRESERVATION OF INSURANCE. The Debtors' discharge and release from all Claims as provided in this Plan shall not diminish or impair the enforceability of any insurance policy that may cover claims by or against the Debtors (including, without limitation, their officers or directors) or any other Person or Entity. The Debtors shall maintain, extend and/or purchase directors and officers liability coverage on substantially the same terms and conditions as in effect as of the Confirmation Date, on a claims made basis, for all acts and occurrences prior and subsequent to the Effective Date, on terms satisfactory to Reorganized Archibald.

                                   ARTICLE 11
                            RETENTION OF JURISDICTION

          11.1 Following the Confirmation Date and until such time as all payments and distributions required to be made and all other obligations required to be performed under this Plan have been made and performed by Reorganized Archibald and all causes of action described in Section 6.3 and initiated in the Bankruptcy Court are resolved, the Bankruptcy Court shall retain jurisdiction as is legally permissible, including, without limitation, for the following purposes:

          (a) CLAIMS. To determine the amount, allocability, classification, or priority of Claims against the Debtors upon rejection by Reorganized Archibald or any other party in interest;

          (b) INJUNCTION, ETC. To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Chapter 11 Cases on or before the Effective Date with respect to any Entity;

          (c) PROFESSIONAL FEES. To determine any and all applications for allowance of compensation and expense reimbursement of Professionals for periods before the Effective Date, as provided for in the Plan;

          (d) CERTAIN PRIORITY CLAIMS. To determine any Priority Tax Claims, Priority Claims, Administrative Claims or any requests for payment of Administrative Claims;

          (e) DISPUTE RESOLUTION. To resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of distributions thereunder, including, without limitation, any dispute concerning payment of Professional Fees and expenses;

          (f) LEASES AND EXECUTORY CONTRACTS. To determine any and all motions for the rejection, assumption, or assignment of executory contracts or unexpired leases, and to determine the allowance of any Claims resulting from the rejection of executory contracts and unexpired leases or cure Claims resulting from the assumption of executory contracts and unexpired leases;

          (g) ACTIONS. To determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted prior to the closing of the Chapter 11 Cases, including but not limited to, any remands and any actions brought under Section 6.3, above;

          (h) GENERAL MATTERS. To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order as may be authorized under provisions of the Bankruptcy Code;

          (i) PLAN MODIFICATION. To modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out its intent and purposes;

          (j) AID CONSUMMATION. To issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Entity, to the full extent authorized by the Bankruptcy Code;

          (k) IMPLEMENTATION OF CONFIRMATION ORDER. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated; and

          (l)   FINAL ORDER. To enter a Final Order closing the Chapter 11
Cases.

                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

          12.1 PRE-CONFIRMATION MODIFICATION. The Plan may be altered, amended or modified by the Debtors before the Confirmation Date as provided in section 1127 of the Bankruptcy Code.

          12.2 POST-CONFIRMATION IMMATERIAL MODIFICATION. The Debtors or Reorganized Archibald may, with the approval of the Bankruptcy Court and without notice to all holders of Claims and Interests, insofar as it does not materially and adversely affect the interest of holders of Claims, correct any defect, omission or inconsistency in the Plan in such manner and to such extent as may be necessary to expedite consummation of this Plan.

          12.3 POST-CONFIRMATION MATERIAL MODIFICATION. The Plan may, with the consent of the Consenting Noteholder Threshold, be altered or amended after the Confirmation Date by the Debtors or Reorganized Archibald in a manner which, in the opinion of the Bankruptcy Court, materially and adversely affects holders of Claims, provided that such alteration or modification is made after a hearing as provided in section 1127 of the Bankruptcy Code.

          12.4 WITHDRAWAL OR REVOCATION OF THE PLAN. The Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date. If the Debtors revoke or withdraw the Plan, then the result shall be the same as if the Confirmation Order had not been entered and the Effective Date had not occurred.

          12.5 PAYMENT OF STATUTORY FEES. All fees payable pursuant to section 1930 of Title 28 of the United States Code shall be paid on the Effective Date or from assets of Reorganized Archibald when otherwise due.

          12.6 THE COMMITTEE. The Committee shall cease operating and dissolve on the Effective Date.

          12.7 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors or assigns of such Entities.

          12.8 CRAMDOWN. To the extent any Impaired Class of Claims or Interests Holders entitled to vote on the Plan votes to reject the Plan, the Debtors reserve the right to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to such Class(es) or Interests.

          12.9 GOVERNING LAW. Except to the extent that the Bankruptcy Code is applicable, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

          12.10 NOTICES. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery or (c) reputable overnight courier service, freight prepaid, to be addressed as follows:

                Archibald Candy Corporation
                1137 West Jackson Blvd.
                Chicago, Illinois 60607
                Attention: Ted A. Shepherd

with a copy to:

                YOUNG CONAWAY STARGATT & TAYLOR, LLP
                The Brandywine Bldg.
                1000 West Street, 17th Floor
                P.O. Box 391
                Wilmington, DE 19899-0391
                T: 302-571-6600
                Attention: Pauline K. Morgan, Esq.

                     -and-

                WINSTON & STRAWN
                35 West Wacker Drive
                Chicago, IL 60601-9703
                T: 312-558-5600
                Attention: Matthew J. Botica, Esq.

          12.11 NON-VOTING EQUITY SECURITIES. To the extent applicable, the Debtors shall comply with the provisions of section 1123(a)(6) of the Bankruptcy Code.

          12.12 RETIREE BENEFITS. From and after the Effective Date, to the extent required by section 1129(a)(13) of the Bankruptcy Code, Reorganized Archibald shall continue to pay all retiree benefits (as defined in section 1114 of the Bankruptcy Code, but not including payments under deferred compensation agreements), if any, established or maintained by the Debtors prior to the Effective Date.

          12.13 SATURDAY, SUNDAY OR LEGAL HOLIDAY. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

          12.14 SECTION 1145 EXEMPTION. To the fullest extent permitted under section 1145 of the Bankruptcy Code, the offer and sale of the New Common Stock and New Subordinated Notes shall be exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended, and any state or local law requiring registration for offer or sale of a security registration or licensing of an issuer of, underwriter of, or broker or dealer in, such New Common Stock and New Subordinated Notes. The offer and sale of the New Common Stock and New Subordinated Notes are deemed to be a public offering of the New Common Stock and the New Subordinated Notes.

          12.15 SECTION 1146 EXEMPTION. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of the New Common Stock and the New Subordinated Notes under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by, the Plan or the revesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by, the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax, sales tax or similar tax or fee.

          12.16 SEVERABILITY. If any term or provision of the Plan is held by the Bankruptcy Court prior to or at the time of Confirmation to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as so altered or interpreted. In the event of any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan may, at the Debtors' option remain in full force and effect and not be deemed affected. However, the Debtors reserve the right not to proceed to Confirmation or consummation of the Plan if any such ruling occurs. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

          12.17 HEADINGS. The headings used in this Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

                                  Fannie May Holdings, Inc.


                                  --------------------------
                                  Name: Ted A. Shepherd
                                  Title: President and Chief Operating Officer


                                  Archibald Candy Corporation


                                  ---------------------------
                                  Name: Ted A. Shepherd
                                  Title: President and Chief Operating Officer

                                                                       EXHIBIT B

                                     RELEASE

          TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT the Consenting Noteholders (as defined in the Lock-Agreement dated June __, 2002), on behalf of themselves and their respective parents, subsidiaries, affiliates, successors and assigns (herein collectively the "RELEASORS" and each individually a "RELEASOR"), in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, received from TCW Special Placement Fund III, TCW Capital 1990, TCW Capital 1989, WCT Investment Pte Ltd., Mezzanine Capital, Jordan Industries, Inc., JZ Equity Partners PLC, Leucadia Investors, Inc, John W. Jordan II, Thomas H. Quinn, Adam E. Max, The JW/Jenn Trust, David Zalaznick, Jonathan Boucher, John Lowden, John Camp, James Jordan, Richard Caputo, Paul Rodzevik, Polytechnic Preparatory Country Day School, Ted Shepherd and Denton Thorne Trusts [SPECIFIC NAME OF EACH TRUSTTO BE PROVIDED], the receipt and sufficiency of which is hereby acknowledged, forever release, remise and discharge TCW Special Placement Fund III, TCW Capital 1990, TCW Capital 1989, WCT Investment Pte Ltd., Mezzanine Capital, Jordan Industries, Inc., JZ Equity Partners PLC, Leucadia Investors, Inc, John W. Jordan II, Thomas H. Quinn, Adam E. Max, The JW/Jenn Trust, David Zalaznick, Jonathan Boucher, John Lowden, John Camp, James Jordan, Richard Caputo, Paul Rodzevik, Polytechnic Preparatory Country Day School, Ted Shepherd and Denton Thorne Trusts [SPECIFIC NAME OF EACH TRUST TO BE PROVIDED] and each of their respective shareholders, directors, officers, partners, limited partners, trustees, beneficiaries, employees, agents, independent contractors, attorneys, affiliates of every kind and nature, heirs, executors, administrators, successors and assigns (herein collectively the "RELEASEES" and each individually a "RELEASEE") of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of any kind whatsoever whether in law, admiralty or equity, whether known or unknown (herein "Claims"), which the RELEASOR ever had, now has or can, shall or may, in the future have against RELEASEES, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE, PROVIDED HOWEVER that this RELEASE is expressly limited in its entirety to Claims arising from the RELEASOR'S acquisition or ownership of Senior Secured Notes of Archibald Candy Corporation ("Senior Notes").

          Each RELEASOR expressly agrees not to sue any RELEASEE for any action, cause of action, suits, debt, dues, sum of money, account, reckoning, bond, bill, specialty, covenant, contract, controversy, agreement, promise, variance, trespass, damage, judgment, extent, execution, claim or demand of any kind whatsoever, whether in law, admiralty or equity, whether known or unknown, which the RELEASOR ever had, now has or can, shall or may, in the future have against the RELEASEES, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE, and arising from, or in any way related to the RELEASOR'S acquisition or ownership of the Senior Notes.

          Each RELEASOR shall indemnify RELEASEES with respect to all costs and expenses of any kind incurred by any RELEASEE in the event such RELEASOR breaches this RELEASE in any respect.

          Each RELEASOR expressly acknowledges that it has been advised in writing to consult with an attorney before executing this RELEASE.

          Each RELEASOR expressly acknowledges that it has carefully read and fully understands all of the terms, conditions, provisions and effects of this RELEASE.

          Each RELEASOR expressly acknowledges that the consideration referred to in this RELEASE is in addition to anything of value to which RELEASOR is entitled to receive from RELEASEE as of the date of the execution of this RELEASE.

          Each RELEASOR expressly acknowledges and agrees that if, contrary to the covenant not to sue contained in this RELEASE, RELEASOR sues RELEASEE and RELEASEE is the prevailing party in any such suit, RELEASOR shall pay to RELEASEE an amount equal to all attorneys' fees and disbursements incurred by RELEASEE in connection with any such suit.

          Whenever the text hereof requires, the use of singular number shall include the appropriate plural number as the text of the within instrument may require.

          This RELEASE may not be modified or changed, whether orally or otherwise.

          Each RELEASOR expressly acknowledges and agrees that this RELEASE shall be construed under the laws of the State of Illinois.

          This RELEASE shall become effective on the Effective Date of that certain Joint Debtors'Consolidated Plan of Reorganization dated June __, 2002 of Fannie May Holdings, Inc. and Archibald Candy Corporation("Plan"), or any amendment or modification to the Plan, PROVIDED, HOWEVER, that this RELEASE shall not be effective with respect to any RELEASEE who does not execute a RELEASE in favor of the RELEASORS in the form attached hereto as EXHIBIT A, and this RELEASE shall be null and void with respect to such RELEASEE.

          This RELEASE may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement, and, subject to the proviso in the preceding paragraph, shall be binding on each RELEASOR who executes it regardless of whether it is executed by all RELEASORS.

          IN WITNESS WHEREOF, the RELEASOR has hereunto set RELEASOR'S hand and seal on the ____ day of June, 2002.


                                        ---------------------------------


                                        ---------------------------------


                                        ---------------------------------


                                        ---------------------------------

STATE OF
                      ss.:
COUNTY OF ____________

          On June __, 2002 before me ___________________ personally came to me known, and known to me to be the individual described in, and who executed the foregoing RELEASE, and acknowledged to me that he/she executed the same in his/her capacity as the __________ of the RELEASOR and that he/she was duly authorized to do so.

                                  ---------------------------------------
                                        NOTARY PUBLIC

                                                                       EXHIBIT A

                                     RELEASE

          TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT TCW Special Placement Fund III, TCW Capital 1990, TCW Capital 1989, WCT Investment Pte Ltd., Mezzanine Capital, Jordan Industries, Inc., JZ Equity Partners PLC, Leucadia Investors, Inc, John W. Jordan II, Thomas H. Quinn, Adam E. Max, The JW/Jenn Trust, David Zalaznick, Jonathan Boucher, John Lowden, John Camp, James Jordan, Richard Caputo, Paul Rodzevik, Polytechnic Preparatory Country Day School, Ted Shepherd and Denton Thorne Trusts [SPECIFIC NAME OF EACH TRUST TO BE PROVIDED], individually and collectively, on behalf of themselves and each of their respective parents, subsidiaries, affiliates, successors, assigns, partners, limited partners, heirs, spouses, beneficiaries, executors, estates, administrators, trustees, advisors, agents, attorneys and representatives (herein collectively the "RELEASORS" and each individually a "RELEASOR"), in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration received from the Noteholder Entities (as defined below), the receipt and sufficiency of which is acknowledged, hereby forever release, remise and discharge Archibald Candy Corporation ("Archibald"), its parents, subsidiaries, affiliates, estates, successors and assigns (herein the "Debtor Entities"), all Consenting Noteholders (as defined in the Lock-Up Agreement dated June __, 2002), their respective parents, subsidiaries, affiliates, estates, successors and assigns (herein the "Noteholder Entities"), and each of the Debtor Entities' and Noteholder Entities' respective shareholders, directors, officers, partners, limited partners, trustees, beneficiaries, employees, agents, independent contractors, attorneys, parents, subsidiaries, affiliates of every kind and nature, heirs, executors, administrators, estates, successors and assigns (herein collectively, and including the Debtor Entities and Noteholder Entities, the "RELEASEES" and each individually a "RELEASEE") of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of any kind whatsoever whether in law, admiralty or equity, whether known or unknown, which any of the RELEASORS ever had, now has or can, shall or may, in the future have against any RELEASEE, for, upon, by reason of, arising out of or related to the Debtor Entities from the beginning of the world to the date of this RELEASE.

          Each RELEASOR expressly agrees not to sue any RELEASEE for any action, cause of action, claim, suit, debt, dues, sum of money, account, reckoning, bond, bill, specialty, covenant, contract, controversy, agreement, promise, variance, trespass, damage, judgment, extent, execution, claim or demand of any kind whatsoever, whether in law, admiralty or equity, whether known or unknown, which any RELEASOR ever had, now has or can, shall or may, in the future, have against any RELEASEE, for, upon, or by reason of, arising out of or related to the Debtor Entities from the beginning of the world to the date of this RELEASE.

          Each RELEASOR shall indemnify RELEASEES with respect to all costs and expenses of any kind incurred by any RELEASEE in the event such RELEASOR breaches this RELEASE in any respect.

          Each RELEASOR expressly acknowledges that it has been advised in writing to consult with an attorney before executing this RELEASE.

          Each RELEASOR expressly acknowledges that it has carefully read and fully understands all of the terms, conditions, provisions and effects of this RELEASE.

          Each RELEASOR expressly acknowledges that the consideration referred to in this RELEASE is in addition to anything of value to which RELEASOR is entitled to receive from RELEASEE as of the date of the execution of this RELEASE.

          Each RELEASOR expressly acknowledges and agrees that if, contrary to the covenant not to sue contained in this RELEASE, any RELEASOR sues any RELEASEE and the RELEASEE is the prevailing party in any such suit, RELEASORS shall pay to RELEASEE an amount equal to all attorneys' fees and disbursements incurred by RELEASEE in connection with any such suit.

          Whenever the text hereof requires, the use of singular number shall include the appropriate plural number as the text of the within instrument may require.

          This RELEASE may not be modified or changed, whether orally or otherwise.

          Each RELEASOR expressly acknowledges and agrees that this RELEASE shall be construed under the laws of the State of Illinois.

          This RELEASE shall become effective on the Effective Date of that certain Joint Debtors' Consolidated Plan of Reorganization dated June __, 2002 of Fannie May Holdings, Inc. and Archibald Candy Corporation("Plan"), or any amendment or modification to the Plan, PROVIDED, HOWEVER, that this RELEASE shall not be effective with respect to any RELEASEE who does not execute a RELEASE in favor of the RELEASORS in the form attached hereto as EXHIBIT A, and this RELEASE shall be null and void with respect to such RELEASEE.

          This RELEASE may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement, and, subject to the proviso in the preceding paragraph, shall be binding on each RELEASOR who executes it regardless of whether it is executed by all RELEASORS.

          IN WITNESS WHEREOF, each RELEASOR has hereunto set RELEASOR'S hand and seal on the ____ day of June, 2002.


------------------------------    -------------------------------------------
TCW Special Placement Fund III    TCW Capital 1990
By:                               By:
   ---------------------------       ----------------------------------------


------------------------------    -------------------------------------------
TCW Capital 1989                  WCT Investment Pte Ltd.
By:                               By:
   ---------------------------       ----------------------------------------


------------------------------    -------------------------------------------
Mezzanine Capital                 Jordan Industries, Inc.
By:                               By:
   ---------------------------       ----------------------------------------


------------------------------    -------------------------------------------
JZ Equity Partners PLC            Leucadia Investors, Inc.
By:                               By:
   ---------------------------       ----------------------------------------


------------------------------    -------------------------------------------
John W. Jordan II                 Thomas H. Quinn
By:                               By:
   ---------------------------       ----------------------------------------


------------------------------    -------------------------------------------
Adam E. Max                       The JW/Jenn Trust

------------------------------    -------------------------------------------
David Zalaznick                   Jonathan Boucher


------------------------------    -------------------------------------------
John Lowden                       John Camp


------------------------------    -------------------------------------------
James Jordan                      Richard Caputo


------------------------------    -------------------------------------------
Paul Rodzevik                     Polytechnic Preparatory Country Day School


------------------------------    -------------------------------------------
Ted Shepherd                      Denton Thorne Trusts

STATE OF
                      ss.:
COUNTY OF ____________

          On June __, 2002 before me ___________________ personally came to me known, and known to me to be the individual described in, and who executed the foregoing RELEASE, and acknowledged to me that he/she executed the same in his/her capacity as the __________ of the RELEASORS and that he/she was duly authorized to do so.

                                  ---------------------------------------
                                        NOTARY PUBLIC

                                                                       EXHIBIT C

                                     RELEASE

          TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT TCW Special Placement Fund III, TCW Capital 1990, TCW Capital 1989, WCT Investment Pte Ltd., Mezzanine Capital, Jordan Industries, Inc., JZ Equity Partners PLC, Leucadia Investors, Inc, John W. Jordan II, Thomas H. Quinn, Adam E. Max, The JW/Jenn Trust, David Zalaznick, Jonathan Boucher, John Lowden, John Camp, James Jordan, Richard Caputo, Paul Rodzevik, Polytechnic Preparatory Country Day School, Ted Shepherd and Denton Thorne Trusts [SPECIFIC NAME OF EACH TRUST TO BE PROVIDED], individually and collectively, on behalf of themselves and each of their respective parents, subsidiaries, affiliates, successors, assigns, partners, limited partners, heirs, spouses, beneficiaries, executors, estates, administrators, trustees, advisors, agents, attorneys and representatives (herein collectively the "RELEASORS" and each individually a "RELEASOR"), in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration received from the Noteholder Entities (as defined below), the receipt and sufficiency of which is acknowledged, hereby forever release, remise and discharge Archibald Candy Corporation ("Archibald"), its parents, subsidiaries, affiliates, estates, successors and assigns (herein the "Debtor Entities"), all Consenting Noteholders (as defined in the Lock-Up Agreement dated June 12, 2002), their respective parents, subsidiaries, affiliates, estates, successors and assigns (herein the "Noteholder Entities"), and each of the Debtor Entities' and Noteholder Entities' respective shareholders, directors, officers, partners, limited partners, trustees, beneficiaries, employees, agents, independent contractors, attorneys, parents, subsidiaries, affiliates of every kind and nature, heirs, executors, administrators, estates, successors and assigns (herein collectively, and including the Debtor

Entities and Noteholder Entities, the "RELEASEES" and each individually a "RELEASEE") of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of any kind whatsoever whether in law, admiralty or equity, whether known or unknown, which any of the RELEASORS ever had, now has or can, shall or may, in the future have against any RELEASEE, for, upon, by reason of, arising out of or related to the Debtor Entities from the beginning of the world to the date of this RELEASE.

          Each RELEASOR expressly agrees not to sue any RELEASEE for any action, cause of action, claim, suit, debt, dues, sum of money, account, reckoning, bond, bill, specialty, covenant, contract, controversy, agreement, promise, variance, trespass, damage, judgment, extent, execution, claim or demand of any kind whatsoever, whether in law, admiralty or equity, whether known or unknown, which any RELEASOR ever had, now has or can, shall or may, in the future, have against any RELEASEE, for, upon, or by reason of, arising out of or related to the Debtor Entities from the beginning of the world to the date of this RELEASE.

          Each RELEASOR shall indemnify RELEASEES with respect to all costs and expenses of any kind incurred by any RELEASEE in the event such RELEASOR breaches this RELEASE in any respect.

          Each RELEASOR expressly acknowledges that it has been advised in writing to consult with an attorney before executing this RELEASE.

          Each RELEASOR expressly acknowledges that it has carefully read and fully understands all of the terms, conditions, provisions and effects of this RELEASE.

          Each RELEASOR expressly acknowledges that the consideration referred to in this RELEASE is in addition to anything of value to which RELEASOR is entitled to receive from RELEASEE as of the date of the execution of this RELEASE.

          Each RELEASOR expressly acknowledges and agrees that if, contrary to the covenant not to sue contained in this RELEASE, any RELEASOR sues any RELEASEE and the RELEASEE is the prevailing party in any such suit, RELEASORS shall pay to RELEASEE an amount equal to all attorneys' fees and disbursements incurred by RELEASEE in connection with any such suit.

          Whenever the text hereof requires, the use of singular number shall include the appropriate plural number as the text of the within instrument may require.

          This RELEASE may not be modified or changed, whether orally or otherwise.

          Each RELEASOR expressly acknowledges and agrees that this RELEASE shall be construed under the laws of the State of Illinois.

          This RELEASE shall become effective on the Effective Date of that certain Debtors' Joint Plan of Reorganization dated June __, 2002 of Fannie May Holdings, Inc. and Archibald Candy Corporation("Plan"), or any amendment or modification to the Plan, PROVIDED, HOWEVER, that this RELEASE shall not be effective with respect to any RELEASEE who does not execute a RELEASE in favor of the RELEASORS in the form attached hereto as EXHIBIT A, and this RELEASE shall be null and void with respect to such RELEASEE.

          This RELEASE may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement, and, subject to the proviso in the preceding paragraph, shall be binding on each RELEASOR who executes it regardless of whether it is executed by all RELEASORS.

          IN WITNESS WHEREOF, each RELEASOR has hereunto set RELEASOR'S hand and seal on the ____ day of June, 2002.


------------------------------    -------------------------------------------
TCW Special Placement Fund III    TCW Capital 1990
By:                               By:
   ---------------------------       ----------------------------------------


------------------------------    -------------------------------------------
TCW Capital 1989                  WCT Investment Pte Ltd.
By:                               By:
   ---------------------------       ----------------------------------------


------------------------------    -------------------------------------------
Mezzanine Capital                 Jordan Industries, Inc.
By:                               By:
   ---------------------------       ----------------------------------------


------------------------------    -------------------------------------------
JZ Equity Partners PLC            Leucadia Investors, Inc.
By:                               By:
   ---------------------------       ----------------------------------------


------------------------------    -------------------------------------------
John W. Jordan II                 Thomas H. Quinn
By:                               By:
   ---------------------------       ----------------------------------------


------------------------------    -------------------------------------------
Adam E. Max                       The JW/Jenn Trust


------------------------------    -------------------------------------------
David Zalaznick                   Jonathan Boucher

------------------------------    -------------------------------------------
John Lowden                       John Camp


------------------------------    -------------------------------------------
James Jordan                      Richard Caputo


------------------------------    -------------------------------------------
Paul Rodzevik                     Polytechnic Preparatory Country Day School


------------------------------    -------------------------------------------
Ted Shepherd                      Denton Thorne Trusts

STATE OF
                      ss.:
COUNTY OF ____________

          On June __, 2002 before me ___________________ personally came to me known, and known to me to be the individual described in, and who executed the foregoing RELEASE, and acknowledged to me that he/she executed the same in his/her capacity as the __________ of the RELEASORS and that he/she was duly authorized to do so.

                                  ---------------------------------------
                                        NOTARY PUBLIC

                                                                       EXHIBIT A

                                     RELEASE

          TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT the Consenting Noteholders (as defined in the Lock-Agreement dated June 12, 2002), on behalf of themselves and their respective parents, subsidiaries, affiliates, successors and assigns (herein collectively the "RELEASORS" and each individually a "RELEASOR"), in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, received from TCW Special Placement Fund III, TCW Capital 1990, TCW Capital 1989, WCT Investment Pte Ltd., Mezzanine Capital, Jordan Industries, Inc., JZ Equity Partners PLC, Leucadia Investors, Inc, John W. Jordan II, Thomas H. Quinn, Adam E. Max, The JW/Jenn Trust, David Zalaznick, Jonathan Boucher, John Lowden, John Camp, James Jordan, Richard Caputo, Paul Rodzevik, Polytechnic Preparatory Country Day School, Ted Shepherd and Denton Thorne Trusts [SPECIFIC NAME OF EACH TRUSTTO BE PROVIDED], the receipt and sufficiency of which is hereby acknowledged, forever release, remise and discharge TCW Special Placement Fund III, TCW Capital 1990, TCW Capital 1989, WCT Investment Pte Ltd., Mezzanine Capital, Jordan Industries, Inc., JZ Equity Partners PLC, Leucadia Investors, Inc, John W. Jordan II, Thomas H. Quinn, Adam E. Max, The JW/Jenn Trust, David Zalaznick, Jonathan Boucher, John Lowden, John Camp, James Jordan, Richard Caputo, Paul Rodzevik, Polytechnic Preparatory Country Day School, Ted Shepherd and Denton Thorne Trusts [SPECIFIC NAME OF EACH TRUST TO BE PROVIDED] and each of their respective shareholders, directors, officers, partners, limited partners, trustees, beneficiaries, employees, agents, independent contractors, attorneys, affiliates of every kind and nature, heirs, executors, administrators, successors and assigns (herein collectively the "RELEASEES" and each individually a "RELEASEE") of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of any kind whatsoever whether in law, admiralty or equity, whether known or unknown (herein "Claims"), which the RELEASOR ever had, now has or can, shall or may, in the future have against RELEASEES, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE, PROVIDED HOWEVER that this RELEASE is expressly limited in its entirety to Claims arising from the RELEASOR'S acquisition or ownership of Senior Secured Notes of Archibald Candy Corporation ("Senior Notes").

          Each RELEASOR expressly agrees not to sue any RELEASEE for any action, cause of action, suits, debt, dues, sum of money, account, reckoning, bond, bill, specialty, covenant, contract, controversy, agreement, promise, variance, trespass, damage, judgment, extent, execution, claim or demand of any kind whatsoever, whether in law, admiralty or equity, whether known or unknown, which the RELEASOR ever had, now has or can, shall or may, in the future have against the RELEASEES, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE, and arising from, or in any way related to the RELEASOR'S acquisition or ownership of the Senior Notes.

          Each RELEASOR shall indemnify RELEASEES with respect to all costs and expenses of any kind incurred by any RELEASEE in the event such RELEASOR breaches this RELEASE in any respect.

          Each RELEASOR expressly acknowledges that it has been advised in writing to consult with an attorney before executing this RELEASE.

          Each RELEASOR expressly acknowledges that it has carefully read and fully understands all of the terms, conditions, provisions and effects of this RELEASE.

          Each RELEASOR expressly acknowledges that the consideration referred to in this RELEASE is in addition to anything of value to which RELEASOR is entitled to receive from RELEASEE as of the date of the execution of this RELEASE.

          Each RELEASOR expressly acknowledges and agrees that if, contrary to the covenant not to sue contained in this RELEASE, RELEASOR sues RELEASEE and RELEASEE is the prevailing party in any such suit, RELEASOR shall pay to RELEASEE an amount equal to all attorneys' fees and disbursements incurred by RELEASEE in connection with any such suit.

          Whenever the text hereof requires, the use of singular number shall include the appropriate plural number as the text of the within instrument may require.

          This RELEASE may not be modified or changed, whether orally or otherwise.

          Each RELEASOR expressly acknowledges and agrees that this RELEASE shall be construed under the laws of the State of Illinois.

          This RELEASE shall become effective on the Effective Date of that certain Debtors' Joint Plan of Reorganization dated June __, 2002 of Fannie May Holdings, Inc. and Archibald Candy Corporation("Plan"), or any amendment or modification to the Plan, PROVIDED, HOWEVER, that this RELEASE shall not be effective with respect to any RELEASEE who does not execute a RELEASE in favor of the RELEASORS in the form attached hereto as EXHIBIT A, and this RELEASE shall be null and void with respect to such RELEASEE.

          This RELEASE may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement, and, subject to the proviso in the preceding paragraph, shall be binding on each RELEASOR who executes it regardless of whether it is executed by all RELEASORS.

          IN WITNESS WHEREOF, the RELEASOR has hereunto set RELEASOR'S hand and seal on the ____ day of June, 2002.


                                        ---------------------------------


                                        ---------------------------------


                                        ---------------------------------


                                        ---------------------------------

STATE OF
                      ss.:
COUNTY OF ____________

          On June __, 2002 before me ___________________ personally came to me known, and known to me to be the individual described in, and who executed the foregoing RELEASE, and acknowledged to me that he/she executed the same in his/her capacity as the __________ of the RELEASOR and that he/she was duly authorized to do so.

                                  ---------------------------------------
                                        NOTARY PUBLIC